                       SCHEDULE 14A
                      (Rule 14a-101)
          INFORMATION REQUIRED IN PROXY STATEMENT
                 SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934

Filed by the registrant  x
Filed by a party other than the registrant

Check the appropriate box:
  Preliminary proxy statement     Confidential, for Use of
                                   Commission only (as permitted by
                                   Rule 14a-6(e)(2))
 x Definitive proxy statement
  Definitive additional materials
  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

               Montgomery Ward Holding Corp.
     (Name of Registrant as Specified in Its Charter)

               Montgomery Ward Holding Corp.
        (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

x  No fee required
   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

    Fee paid previously with  preliminary materials

    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:
(2)  Form, schedule or registration statement no.:
(3)  Filing party:
(4)  Date filed:

MONTGOMERY WARD HOLDING CORP.
Montgomery Ward Plaza
Chicago, Illinois 60671


NOTICE OF ANNUAL MEETING



     Notice is hereby given that the Annual Meeting of stockholders of Montgomery Ward Holding Corp. will be held at its corporate offices, Montgomery Ward Plaza, Chicago, Illinois 60671, on Thursday, May 29, 1997, at 9:00 A.M., to (i) elect directors; (ii) approve an amendment to the Certificate of Incorporation of Montgomery Ward Holding Corp.; (iii) approve amendments to the Montgomery Ward & Co., Incorporated Stock Ownership Plan; (iv) approve the grant of certain stock options by Montgomery Ward Holding Corp. to each of Roger V. Goddu, Burnett W. Donoho, Thomas Grimes, Spencer H. Heine, Karl S. Taylor and Kevin Freeman; and (v) transact such other business as properly may come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 15, 1997, are entitled to receive notice of, and to vote at, the meeting.



BY ORDER OF THE BOARD OF DIRECTORS,         April 28, 1997
SPENCER H. HEINE
EXECUTIVE VICE PRESIDENT, SECRETARY
AND GENERAL COUNSEL

                      PROXY STATEMENT

               MONTGOMERY WARD HOLDING CORP.
                   Montgomery Ward Plaza
                  Chicago, Illinois 60671
                      (312) 467-2000


     This Proxy Statement, dated April 28, 1997, is furnished in connection with the solicitation by the Board of Directors of Montgomery Ward Holding Corp. (the "Company") of proxies to be voted at the Annual Meeting of the Company's stockholders on May 29, 1997, and any adjournment thereof. This Proxy Statement and the accompanying proxy and the Annual Report on Form 10-K for the fiscal year ended December 28, 1996 are being mailed to stockholders on or about April 30, 1997. Business at the Annual Meeting is conducted in accordance with the procedures determined by the presiding officer.

       RECORD DATE AND OUTSTANDING VOTING SECURITIES

     Stockholders of record at the close of business on April 15, 1997, are entitled to receive notice of the meeting and to vote the shares held on that date. The number of voting securities of the Company outstanding on April 15, 1997 was 18,222,706 shares of Class A Common Stock, Series 1, $0.01 par value ("Series 1 Shares"), owned by three stockholders of record; 101,816 shares of Class A Common Stock, Series 2, $0.01 par value ("Series 2 Shares", and, together with the Series 1 Shares and shares of Class A Common Stock, Series 3, $0.01 par value ("Series 3 Shares"), of which none were outstanding as of April 15, 1997, the "Class A Shares"), owned by one stockholder of record; and 25,000,000 shares of Class B Common Stock, $0.01 par value (the "Class B Shares"), owned by one stockholder of record. The Class A Shares and Class B Shares are collectively referred to herein as the "Common Stock." Each share of Class A Common Stock, Series 1, Class A Common Stock, Series 2, Class A Common Stock, Series 3, and Class B Common Stock is entitled to one vote.

                     VOTING OF PROXIES

     Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate box on the enclosed Proxy and sign, date and return the Proxy. If the enclosed Proxy is properly executed and returned to the Company in time for the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions of the stockholder giving the Proxy. A stockholder giving a proxy may revoke it at any time prior to its exercise by written notice of revocation to the Secretary of the Company, or by the execution of a proxy bearing a later date or by attending the meeting and voting in person.

                 QUORUM AND REQUISITE VOTE

     The holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting for the meeting to be held. The affirmative vote of a majority of the outstanding shares of Common Stock represented at the meeting, in person or by proxy, is required for the election of directors and the approval of stock option grants. The affirmative vote of a majority of the outstanding shares of each of (i) the Common Stock; (ii) the Series 1 Shares (as to the additional Series 3 Shares (as defined herein) only); and (iii) the Class B Shares (as to the additional Series 3 Shares only) is required for approval of the amendment to the Certificate of Incorporation of the Company described herein (the "Certificate Amendment"). The affirmative vote of the holders of record of a majority of the outstanding shares of (i) the Common Stock and (ii) the Series 1 Shares is required for approval of the amendment to the Montgomery Ward & Co., Incorporated Stock Ownership Plan (the "Plan") described herein (the "Plan Amendment"). No shares of Common Stock are held by brokers and thus no broker non-votes will be made at the meeting. Pursuant to applicable Delaware law, votes abstaining from voting, since they are not cast "for" a particular matter, will have the same effect as negative votes or votes "against" a particular matter.

                  THE BOARD OF DIRECTORS

     Pursuant to the General Corporation Law of the State of Delaware, as implemented by the Company's Certificate of Incorporation and By-laws, all corporate powers are exercised by and under the direction of the Board of Directors, and the Company's business, property and affairs are managed by and under the direction of the Board of Directors.

                   ELECTION OF DIRECTORS

     The following persons have been nominated for election as directors of the Company: Roger V. Goddu, Burnett W. Donoho, Bernard
F. Brennan, Edwin G. Pohlmann, Myron Lieberman, Silas S. Cathcart, Daniel W. Porter, Denis J. Nayden, Gary C. Wendt and Edward D. Stewart. The Board of Directors recommends a vote for the election of each of such persons. If elected, directors will serve until the next Annual Meeting or until a successor is elected and qualified.

     Under that certain Stockholders' Agreement dated as of June 17, 1988, as amended to date (the "Stockholders' Agreement"), the By-laws of the Company shall provide (and the By-laws of the Company do so provide), and the parties to the Stockholders' Agreement agree to vote, for the election of a Board of Directors consisting of ten members, three to be designated by Mr. Brennan (which three shall include Mr. Brennan), five to be designated by General Electric Capital Corporation ("GE Capital") and two to be designated by the Chief Executive Officer of Montgomery Ward & Co., Incorporated, a wholly-owned subsidiary of the Company ("Montgomery Ward") (which two shall include such Chief Executive Officer). Of the nominees listed below, Mr. Brennan has designated himself and Messrs. Pohlmann and Lieberman, GE Capital has designated Messrs. Cathcart, Porter, Nayden, Wendt and Stewart, and Mr. Goddu, who is the Chief Executive Officer of Montgomery Ward, has designated himself and Mr. Donoho to be directors of the Company.

     The persons named as proxies intend to vote all shares for which they receive proxies for the election of those of the nominees identified above who are so designated and available at the time of the election, unless such authority is withheld by the stockholders giving the proxy with respect to one or more of such nominees, in which case the shares will not be voted for the election of any directors as to whom such authority is withheld. If any nominee becomes unavailable for election for any reason, or is no longer designated by Mr. Brennan, GE Capital, or Mr. Goddu, as the case may be, at the time of the election, neither of which is anticipated, the shares represented by the proxies will be voted for any substitute nominee designated by Mr. Brennan, GE Capital or Mr. Goddu, as applicable.

     Information with respect to ages of the directors is as of April 1, 1997 and information as to their ownership of shares of the Company as of that date is provided under the caption "OWNERSHIP OF COMMON STOCK".

     The Board of Directors recommends a vote FOR each of the nominees listed below.

     Roger V. Goddu, age 46, has been Chief Executive Officer and a director of the Company since January 6, 1997 and has been Chairman and Chief Executive Officer of Montgomery Ward since such date. Prior thereto, Mr. Goddu served as President - U.S. Merchandising of Toys "R" Us, Inc., from 1996 through 1997 and as Executive Vice President / General Merchandise Manager of Toys "R" Us from 1989 through 1995.

     Burnett W. Donoho, age 57, has been a director of the Company since February 3, 1997, has been Chief Operating Officer of the Company since February 24, 1997 and has been Vice Chairman and Chief Operating Officer of Montgomery Ward since such date. Prior thereto, Mr. Donoho managed his own retail consulting firm during 1996 and from January 1995 through June 1995. Mr. Donoho was Chief Operating Officer of The Broadway Stores from July 1995 through January 1996. Prior thereto, he was Vice Chairman, Chief Operating Officer of Macy's East from July 1992 through December 1994. Mr. Donoho is a member of the Board of Directors of Office Max, Inc. and GTech Corporation.

     Bernard F. Brennan, age 58, has been a director of the Company since February 9, 1988, has been Chairman since June 17, 1988, was Chief Executive Officer from February 9, 1988 through December 10, 1996, and was President from February 9, 1988 through September 10, 1992. Mr. Brennan served as Chief Executive Officer of Montgomery Ward from May 13, 1985 through December 10, 1996. He served as President of Montgomery Ward from May 13, 1985 through September 10, 1992. Mr. Brennan has been a director of Itel Corporation since 1988.

     Edwin G. Pohlmann, age 49, has been a director of the Company since February 3, 1997. Mr. Pohlmann served as an Executive Vice President of the Company from September 30, 1991 through January 15, 1997 and served as Chief Financial Officer of the Company from September 30, 1991 through August 30, 1992. Mr. Pohlmann served as Executive Vice President, Merchandise and Store Operations of Montgomery Ward from November 16, 1993 through January 15, 1997. Prior thereto, he was Executive Vice President, Merchandise Control of Montgomery Ward from June 25, 1993 through November 15, 1993 and Executive Vice President, Stores and Finance of Montgomery Ward from January 27, 1992 through June 24, 1993.

     Myron Lieberman, age 66, has been a director of the Company since June 25, 1988. He is a senior partner in the law firm of Altheimer & Gray and has practiced law in Chicago, Illinois since
1954.

     Silas S. Cathcart, age 70, has been a director of the Company since June 25, 1988. In January, 1990 Mr. Cathcart, who is retired, resigned as Chairman of Kidder, Peabody Group Inc. Mr. Cathcart has been a director of Illinois Tool Works, Inc. since 1964 and a director of General Electric Capital Services, Inc. and GE Capital since 1987. He also is a director of Quaker Oats Company, Baxter International and General Electric Company.

     Denis J. Nayden, age 42, has been a director of the Company since June 25, 1988. Mr. Nayden has been President and Chief Operating Officer of GE Capital since January 1, 1995. Mr. Nayden served as President and Chief Operating Officer of Kidder, Peabody

Group, Inc. from June 1994 through December 1994. Prior thereto, Mr. Nayden was an Executive Vice President of GE Capital from February 1989 to June 1994. Mr. Nayden is a director of General Electric
Capital Services, Inc. and GE Capital.

     Daniel W. Porter, age 41, has been a director of the Company since May 12, 1995. Mr. Porter has been Vice President and General Manager of GE Capital since April 1990 and has been President and Chief Executive Officer of Retailer Financial Services, Inc., a wholly-owned subsidiary of GE Capital, since March 30, 1995. Prior thereto, he served as President and Chief Executive Officer of Retailer Financial Services -- North America from September 1993 through March 1995. He served as Vice President and General Manager of GE Capital's Private Label Financing business from April 1990 through September 1993.

     Gary C. Wendt, age 55, has been a director of the Company since December 17, 1996. Mr. Wendt has been Chairman and Chief Executive Officer of GE Capital since 1991.

     Edward D. Stewart, age 54, has been a director of the Company since December 10, 1996. Mr. Stewart has been an Executive Vice
President of GE Capital since January 1, 1992.

     Information with respect to the executive officers of the Company is included in the Company's Annual Report on Form 10-K.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held four meetings during the 1996 fiscal year. Messrs. Brennan and Porter attended every meeting; Messrs. Lieberman and Nayden each attended three meetings; Mr. Cathcart attended two meetings; and Mr. Stewart attended the one meeting held following his appointment to the Board of Directors. None of Messrs. Goddu, Donoho, Pohlmann or Wendt was a director of the Company at the time of any of the meetings held during the 1996 fiscal year. Messrs. James A. Parke, G. Joseph Reddington, Spencer H. Heine and John L. Workman, who were directors of the Company during 1996, attended three meetings, four meetings, four meetings, and four meetings, respectively.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company does not have a nominating committee of the Board of Directors, as the designation of directors is governed by the By-laws of the Company and by the Stockholders' Agreement.

     While the Company does not have an audit committee, compensation committee, or a finance committee, its wholly-owned subsidiary, Montgomery Ward, has created committees of its board of directors to address audits, compensation and finance.

     Audit. The Audit Committee of Montgomery Ward met three times during 1996. Mr. Lieberman is chairman of the Committee, Messrs. Porter and Donoho are members, and Mr. Workman, Chief Financial Officer of the Company and of Montgomery Ward, is secretary. Mr. Parke served as a member of the Committee until his resignation as a director in December 1996. The primary functions of the Committee are to recommend independent public accountants to the Board of Directors, to review the scope of the independent public accountants' examination, to review the fees for audit and non-audit services by the independent public accountants and to consider the results of the independent public accountants' review of the internal accounting controls and other matters resulting from the audit.

     Compensation. The Compensation Committee of Montgomery Ward met once during 1996. Mr. Cathcart is chairman of the Committee, Mr. Brennan and Mr. Porter are members and Mr. Robert A. Kasenter, Executive Vice President of the Company and Executive Vice President, Human Resources and Corporate Communications of Montgomery Ward, is secretary. The function of the Committee is to review and make recommendations upon proposals by management as to compensation, bonuses, officers' severance arrangements and other benefits and policies respecting such matters for the officers and associates of Montgomery Ward.

     Finance. The Finance Committee of Montgomery Ward did not hold separate meetings during 1996. Mr. Goddu is chairman of the Committee, Messrs. Nayden and Stewart are members and Mr. Workman is secretary. Mr. Heine served as Chairman of the Committee until his resignation as a director in January 1997. The functions of the Committee are to monitor the financial affairs and treasury functions of Montgomery Ward and report thereon, from time to time, to its Board of Directors.

DIRECTOR COMPENSATION ARRANGEMENTS

     Messrs. Cathcart and Lieberman are paid director fees of $6,000 per fiscal quarter, plus $1,500 for each meeting such director attends of the Board of Directors of the Company and Montgomery Ward, plus $1,500 for each meeting such director attends of a committee of the Company and Montgomery Ward of which such director is a member, provided that if a meeting of the Board of Directors of the Company is held jointly with or immediately prior to or following a meeting of the Board of Directors of Montgomery Ward, the aggregate fees for such meetings shall be $1,500, and provided further that if a meeting of a committee of the Company is held jointly with or immediately prior to or following a meeting of a committee of Montgomery Ward the aggregate fees for such meetings shall be $1,500. Such directors fees may be converted into Series 1 or Series 2 Shares pursuant to the Directors Fee Plan described below. Directors of the Company who are also executive officers of Montgomery Ward currently receive no directors fees or other compensation for their service as directors of the Company. Likewise, directors of the Company who are designated by GE Capital (other than Mr. Cathcart) currently receive no directors fees or other compensation for their service as directors of the Company.

     In December 1990, the Board of Directors adopted a plan, which was approved by the shareholders in May 1991, allowing Messrs. Cathcart and Lieberman to elect to receive all or any portion of the fees for their services as directors of the Company and Montgomery Ward in Series 1 Shares. In May 1991, the Board of Directors amended and restated the plan as the Directors Plan (the "Directors Fee Plan") to permit (a) the participation of additional directors, (b) the receipt of Series 2 Shares as well as Series 1 Shares and (c) the establishment of a committee (the "Directors Fee Plan Committee") to
(i) administer the Directors Fee Plan, (ii) estimate director fees payable to directors for the fiscal year and (iii) permit directors to elect to receive Class A Shares with a value determined by the Directors Fee Plan Committee not to exceed the estimated fees. The Directors Fee Plan as so amended and restated was approved by the shareholders on May 17, 1991.

     Directors of the Company or Montgomery Ward other than members of the Directors Fee Plan Committee are eligible to participate in the Directors Fee Plan if designated by the Directors Fee Plan Committee. The Directors Fee Plan Committee is comprised of not fewer than two directors who are appointed by the Board of Directors and who serve at the pleasure of the Board of Directors. The current members of the Directors Fee Plan Committee are Messrs. Brennan, Porter and Stewart. Of the seven eligible directors, the Directors Fee Plan Committee has designated only Messrs. Cathcart and Lieberman as participants in the Directors Fee Plan as of April 15, 1997. Pursuant to an irrevocable election made in 1992, each of Messrs. Cathcart and Lieberman has elected to receive all of the fees earned by them for service as directors of the Company and of Montgomery Ward in Series 1 Shares. As of April 15, 1997, Messrs. Cathcart and Lieberman have acquired 8,987 and 10,235 Series 1 Shares, respectively, pursuant to rights ("Conversion Rights") under the Directors Fee Plan.

     Conversion Rights are automatically granted after the end of each fiscal quarter of the Company to participating directors in a number determined by dividing the director fees for the fiscal quarter by the fair market value per share of the Company's Common Stock. The number of Class A Shares acquired pursuant to accelerated Conversion Rights (as described below) reduces the number of automatically granted Conversion Rights.

     The acquisition of Class A Shares by directors pursuant to Conversion Rights does not require any direct payment by a director, but the director fees which otherwise would be payable to the director are reduced by such fair market value of the Class A Shares acquired. If directors acquire Class A Shares pursuant to Conversion Rights, the Company will pay the directors an amount sufficient to pay all applicable federal and state taxes payable by the directors with respect to the Class A Shares acquired pursuant to Conversion Rights and the amount attributable to this payment.

     The Directors Fee Plan Committee decides based on the past service of the director whether there should be an acceleration of the grant of Conversion Rights based on an estimate of director fees for the fiscal year. If the grant of Conversion Rights is accelerated by the Directors Fee Plan Committee, the Directors Fee Plan Committee determines the number of Class A Shares to which the Conversion Rights relate, the value of the Class A Shares, the duration of the Conversion Rights and the limitations on the Class A Shares acquired pursuant to the Conversion Rights. It is currently anticipated that any Class A Shares acquired pursuant to accelerated Conversion Rights would be forfeited to the extent a director does not earn the anticipated director fees for the fiscal year.

     The Board of Directors may amend or terminate the Directors Fee Plan, except that no such action by the Board of Directors may change the terms and conditions of any Conversion Rights previously granted in a manner adverse to the holder of the Conversion Right without the consent of such holder. The Directors Fee Plan Committee has the right to make adjustments with respect to Conversion Rights if Montgomery Ward or the Company dissolves or is liquidated or upon the occurrence of a public offering of shares of the Company.

                  EXECUTIVE COMPENSATION

     The Company had no employees and paid no compensation in 1996. The following information details compensation accrued by Montgomery Ward and its subsidiaries to executive officers of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Background

     The Compensation Committee focuses on executive compensation programs linked to the strategic goals of the Company by tying significant portions of each executive's compensation to the Company's financial performance and related shareholder value. Key program components include base salary, annual incentives and long term incentives. The Compensation Committee believes that the strategic use of these program components provides the greatest opportunity to:

     Attract and retain talented key executives in the competitive marketplace;

     Provide individual performance-based awards which relate to Company and individual performance; and

     Balance effort between short-term and long-term goals.

     As stated earlier, the function of the Compensation Committee is to review and make recommendations upon proposals by management as to the compensation, bonuses, officers' severance arrangements and other benefits and policies respecting such matters for the officers and associates of Montgomery Ward. The Compensation Committee is composed of Messrs. Brennan, Cathcart and Porter. Mr. Robert A. Kasenter is secretary of the Compensation Committee. Each year the Compensation Committee conducts a review of Montgomery Ward's executive compensation program, including, without limitation, the compensation of the Chief Executive Officer. (Mr. Brennan did not participate in the evaluation of his own compensation.) In determining the compensation levels and components, the Compensation Committee considers several factors which include but are not limited to the following:

     Independent compensation surveys of executive compensation for a peer group of retail companies. Two surveys used are prepared by Management Compensation Services ("MCS"), an affiliate of Hewitt Associates. One MCS survey includes 107 retail organizations averaging $4.3 billion in annual sales while the second MCS survey includes a sample of 10 large-volume mass merchants selected as a peer group for Montgomery
     Ward. The companies in the survey are not necessarily the same as the companies in the S&P Retail (General Merchandise) Index for which the cumulative return is shown on the Performance Graph;

     Independent compensation surveys of executive compensation of a group of general industry companies. Two surveys used are the Hewitt Associates Total Compensation Database ("Hewitt Survey") and the Towers Perrin Executive Compensation Database ("Towers Perrin Survey"). The Hewitt Survey is an annual survey providing comparative data for each of 57 executive positions, presented by company annual sales ranges. For 1995, 436 service and manufacturing companies participated in the Hewitt Survey and the average participant's sales volume was $7.8 billion. The Towers Perrin Survey is an annual survey providing comparative data for each of 113 executive and senior management positions. This survey provides compensation data on base salary and annual bonus by a scope range such as sales. In 1995, 458 general industry corporations participated in the Towers Perrin Survey and 72% of these companies had annual sales over $1.0 billion. The companies in the survey are not necessarily the same as the companies in the S&P 500 Index for which the cumulative return is shown on the Performance Graph;

     Overall performance of each executive officer in order to emphasize pay for performance; and

     Compensation levels which allow the Company to attract, retain, and enhance the development of knowledgeable key executives.

Base Compensation and Annual Incentives

     In determining the aggregate base compensation and target annual incentives for each executive officer, the Compensation Committee averages the aggregate base compensation and short-term incentive compensation data for the executive officer position from each of the MCS Surveys, the Hewitt Survey and the Towers Perrin Survey, with equal weight given to each survey. Subjective adjustments to such arithmetic average are made to adjust for company size, function, reporting relationships and individual performance. The resulting adjusted average aggregate base compensation and target annual incentive provide a guideline to the Compensation Committee and the committee which administers the incentive plans described below (the "Incentive Compensation Committee") for determining executive compensation. Base compensation and target annual incentives for individual executive officers vary from the guideline based upon the Compensation Committee's and the Incentive Compensation Committee's respective subjective judgment of Company and individual performance, experience and competitive considerations.

     Base compensation and annual incentives for executive officers are generally reviewed annually by the Compensation Committee and the Incentive Compensation Committee. Often, as part of the compensation package offered to attract an executive officer to Montgomery Ward, base compensation and annual incentives, sometimes for more than one year, as well as severance arrangements are specified in an employment agreement. See the description of certain employment agreements under the heading "CERTAIN ARRANGEMENTS."

Base Compensation

     Montgomery Ward's base compensation for its executive officers is designed to be generally competitive in the applicable marketplace. In this regard, the Compensation Committee evaluates the Company's base compensation levels against base compensation levels at a group of retail companies set forth in the MCS surveys described above. Moreover, because the pool of executives from which Montgomery Ward considers candidates is broader than the retail peer group, consideration is also given to general industry executive compensation levels as set forth in the Hewitt Survey and Towers Perrin Survey described above.

     Within this general framework, an individual executive's base pay ultimately is determined by several subjective factors relating to that individual's historic performance and the Company's overall performance. The executive's individual performance is evaluated based upon financial performance and contribution of the area of the Company and its subsidiaries under his or her supervision. Financial performance is evaluated on both a short-term and long-term historical horizon. Factors other than pure financial performance are also taken into account by the Compensation Committee in setting individuals' base pay. Such other subjective factors include the executive's demonstrated ability to effectively implement strategic goals, provide leadership, and develop his or her associates.

     Prior to the termination of his employment, Mr. Brennan's base compensation had increased to $1,050,000 during 1996, with a significant portion of his total compensation contingent on Company performance. Pursuant to his Employment Agreement, described below, Mr. Goddu's base compensation for 1997 will be $1,000,000. See "CERTAIN ARRANGEMENTS."

Annual Incentives

     In order to motivate executives, the Company's executive compensation program includes variable compensation components which can account for a significant portion of each executive's overall compensation. Annual incentives can be created through the Senior
Executive Performance Management Program ("PMP") for the Chief
Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer and through the Performance Management Program for other executive officers. PMP is an annual incentive program which links each executive's award to pre-tax earnings goals. Each goal is expressed in terms of a minimum, target and maximum payout. The Incentive Compensation
Committee administers the PMP and determines target awards and pre-tax earnings goals. The current members of the Incentive Compensation Committee are Messrs. Brennan, Cathcart and Porter. The Incentive Compensation
Committee may adjust awards downward under the PMP based on Company and individual performance. The Performance Management Program for other executive officers is similar to the PMP but is administered by Montgomery Ward's Chief Executive Officer, its Executive Vice President,
Human Resources and Corporate Communications and its Director of
Compensation Benefits and Human Resource Planning.

     Based on performance, no awards under either the PMP or the Performance Management Program were made for 1996 to any individual, including Mr. Brennan, other than those officers who were guaranteed such awards pursuant to agreements entered into in connection with such officers' employment by Montgomery Ward. See "CERTAIN ARRANGEMENTS". Mr. Goddu's Employment Agreement provides that he will receive a bonus of not less than $350,000 for 1997. See "CERTAIN ARRANGEMENTS."

Long-Term Incentives

     The Company provides long term incentives for a select group of executives, and provides such incentives to the executive officers named in the Summary Compensation Table through the Executive Long-Term Incentive Plan. Other executives participate in a similar long-term incentive plan. The Executive Long-Term Incentive Plan provides for a significant portion of an executive's total compensation to be tied to performance against a predetermined set of long term strategic goals of the Company. The Executive Long-Term Incentive
Plan generally consists of three-year cycles that can be initiated annually. The Incentive Compensation Committee administers the
Executive Long-Term Incentive Plan and determines target performance objectives and target payouts. If target performance objectives for pre-tax earnings and return on equity are achieved for any designated cycle, cash may be awarded to each participant based upon a percentage of the base salary of such participant. The pre-tax earnings and return on equity objectives are weighted 60% and 40%, respectively. In general, target payouts for cycles ending in 1995 and thereafter have been 85% of base salary for the Chief Executive
Officer, and between 20% and 50% of base salary for the other executive officers named in the Summary Compensation Table. The
Incentive Compensation Committee may adjust target payouts based upon the results of Montgomery Ward against its objectives for the cycle and individual performance and no award would be given for performance below minimum performance levels. No awards under the Executive Long-Term Incentive Plan for the cycle ending in 1996 were made to executive officers named in the Summary Compensation Table, as set forth in the Summary Compensation Table under the heading
"LTIP Payout".

     Mr. Brennan's Executive Long-Term Incentive Plan award was linked to predetermined long term pre-tax earnings and return on equity strategic goals of the Company. For 1996, he received no award based on Company goal performance. Mr. Goddu does not participate in the Executive Long-Term Incentive Plan.

Equity Participation

     The Compensation Committee believes that equity participation of its executives and other key associates can be an important long term partnership between the shareholders and the executives and other key associates. The equity participation of each executive named in the Summary Compensation Table may be found listed in the table under the caption "OWNERSHIP OF COMMON STOCK". As reflected in such table, executive officers have equity participation in the Company. Stock options or awards may become part of the compensation package of existing executive officers. Significant stock option grants have been made as part of the compensation package offered to attract a new executive officer, when there is a significant increase in the responsibilities of an executive and to recognize outstanding effort on the part of an executive officer.

Tax Deductibility of Compensation

     It is the Compensation Committee's policy to maximize the effectiveness, as well as the tax efficiency, of the Company's executive compensation programs. Therefore, to maintain flexibility to take actions which it deems to be in the best interests of the Company and its shareholders, the Compensation Committee may approve executive compensation programs that may not qualify for tax deductibility. Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to a "covered employee" in a taxable year to the extent that the employee's compensation (other than qualified performance-based compensation) exceeds $1 million. Currently, the plans administered by the Incentive Compensation Committee do not qualify as qualified performance-based compensation under Section 162(m).

                         Compensation Committee and Incentive
                         Compensation Committee:

                         Silas S. Cathcart, Chairman
                         Bernard F. Brennan
                         Daniel W. Porter

SUMMARY COMPENSATION TABLE

     The following table sets forth summary compensation information for (i) Mr. Brennan, who served as Chief Executive Officer of the Company until the termination of his employment in December 1996 and who was the only person to serve as Chief Executive Officer during the Company's 1996 fiscal year, (ii) the four most highly compensated other executive officers who were serving as executive officers at the end of the Company's 1996 fiscal year and (iii) Frederick E. Meiser, who would have been among such four most highly compensated other executive officers but for the termination of his employment in December 1996 (collectively, the "Named Executive Officers").

                                   Annual Compensation

                                                   Other Annual
Name and                      Salary     Bonus     Compensation
Principal Position      Year    ($)       ($)           ($)1

Bernard F. Brennan      1996  963,710        0         115,385
 Chairman and Chief     1995  975,000   400,000            166
 Executive Officer3     1994  950,000   565,600          1,912

G. Joseph Reddington    1996  600,000   250,000            114
  Chairman and Chief    1995  600,000   282,000            277
  Executive Officer,    1994  410,000   250,000             44
  Signature Financial
  Marketing, Inc.4

Michael Searles         1996  342,607   250,000              0
 President, Softlines5

Robert J. Stevenish     1996  450,000         0              0
 Executive Vice         1995  128,750   150,000              0
 President, Stores and
 Logistics6

Spencer H. Heine        1996  400,000         0              0
 Executive Vice         1995  400,000    50,000          3,400
 President, Secretary   1994  391,667    76,780          2,330
 and General Counsel

Frederick E. Meiser     1996  420,834         0          8,654
 Chairman and Chief     1995   61,112   100,000              0
 Executive Officer,
 Lechmere, Inc.7

                                     Long Term Compensation

                               Securities
                               Underlying       LTIP      All Other
Name and                         Options       Payout    Compensation
Principal Position       Year      (#)           ($)         ($)2

Bernard F. Brennan       1996    -------             0      10,886
 Chairman and Chief      1995    -------       472,600      10,952
 Executive Officer3      1994    -------       777,600      10,901

G. Joseph Reddington     1996    -------            0        1,800
  Chairman and Chief     1995    -------       166,900       1,152
  Executive Officer,     1994    300,000       288,900         672
  Signature Financial
  Marketing, Inc.4

Michael Searles          1996    300,000             0           0
  President, Softlines5

Robert J. Stevenish      1996    -------             0       1,152
 Executive Vice          1995     55,000        39,400      52,881
 President, Stores and
 Logistics6

Spencer H. Heine         1996    -------             0       2,954
 Executive Vice          1995    -------       100,000       3,042
 President, Secretary    1994    -------       192,600       2,975
 and General Counsel

Frederick E. Meiser      1996    -------             0       1,104
 Chairman and Chief      1995    100,000             0      80,676
 Executive Officer,
 Lechmere, Inc.7

________________

1   Includes Company-paid legal fees, taxes paid on stock transfers, earned and accrued vacation for Messrs. Brennan and Meiser for 1996 of $115,385 and $8,654, respectively, and purchases of Company stock at below-market prices. No named executive officer received perquisites exceeding $50,000 or 10% of salary and bonus.

2   Represents Company matching contributions to the Savings and
Profit Sharing Plan, Company payments of premiums on group term life insurance policies, Company payments of premiums on a split-dollar life insurance policy for Mr. Brennan of $7,284, $6,468 and $5,910 for 1996, 1995 and 1994, respectively, and hiring bonuses for Messrs. Stevenish and Meiser for 1995 of $50,000 and $80,580, respectively.

3  Mr. Brennan's employment with Montgomery Ward terminated in December
1996.

4 Mr. Reddington joined the Company in April 1994 and his employment with Montgomery Ward terminated in February 1997.

5  Mr. Searles joined the Company in June 1996.

6 Mr. Stevenish joined the Company in November 1995 and his employment with Montgomery Ward terminated in March 1997.

7   Mr. Meiser joined the Company in November 1995 and his employment with Montgomery Ward terminated in December 1996.

OPTION GRANTS AND EXERCISES

     The following tables set forth summaries of the terms of stock options granted to Mr. Searles during the Company's 1996 fiscal year and the value of unexercised options held by Messrs. Reddington, Searles, Stevenish and Meiser as of December 28, 1996, using assumed annual rates of stock price appreciation. No other Named Executive Officers held any options as of December 28, 1996. No Named Executive Officer other than Mr. Searles received options during the 1996 fiscal year. None of the Named Executive Officers exercised any stock options during the 1996 fiscal year. No stock appreciation rights were granted to or exercised by any of the Named Executive Officers during the 1996 fiscal year.

                  Option Grants in Last Fiscal Year

                                               Potential Realizable
                                                 Value at Assumed
                                                 Annual Rates of
                                                    Stock Price
                                                    Appreciation
                           Individual Grants      for Option Term
                        Percentage
                         of Total
                         Options
                 No. of  Granted
              Securities   to
              Underlying Associ-
                Options  ates in   Base
                Granted  Fiscal   Price  Expiration
Name              (#)    Year    ($/Sh)   Date      5%($)     10%($)
Michael Searles 300,000  88.2%   $24.50  6/1/06   $957,000   $5,877,000

      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

                    Number of Securities
                  Underlying Unexercised    Value of Unexercised
                         Options at              In-the-Money
                         FY-End (#)            Options at FY-End
Name              Exercisable Unexercisable Exercisable Unexercisable

G. Joseph Reddington 300,000          0        $50,000     N/A
Michael Searles            0    300,000          N/A        $0
Robert J. Stevenish   25,000     30,000           $0        $0
Frederick E. Meiser   50,000     50,000           $0        $0


LONG TERM INCENTIVE PLAN AWARDS

     Senior executives of Montgomery Ward, generally Senior Vice Presidents and above, are eligible to participate in the Executive Long-Term Incentive Plan. The Executive Long-Term Incentive Plan generally consists of three-year cycles that can be initiated annually. If specific objectives for the pre-tax earnings and return on equity for the Company and its subsidiaries established by the Incentive Compensation Committee are achieved for any designated cycle, cash is awarded based upon a target Executive Long-Term Incentive Plan payout, which is a percentage (determined by the Incentive Compensation Committee) of the base salary of each participant, but in no event may the target Executive Long-Term Incentive Plan payout for any participant exceed $2,000,000 for any cycle. For 1996 the Incentive Compensation Committee set performance goals based on pre-tax earnings and return on equity. Executives who are hired into the eligible participant group after the beginning of a cycle will have a target Executive Long-Term Incentive Plan payout prorated based on the proportion of the cycle objectives achieved after the first day of the quarter following their commencement of employment through the end of the cycle.

  Target Executive Long-Term Incentive Plan payouts will also be proportionately adjusted to the extent the cycle objectives are (or are not) met. Until the Incentive Compensation Committee determines otherwise with respect to subsequent cycles not yet commenced, the pre-tax earnings and return on equity objectives are weighted sixty percent (60%) and forty percent (40%), respectively. To receive an award, the participant must on the last day of the applicable cycle be the Chief Executive Officer of the Company or be among the four highest compensated officers of the Company (not taking into account the Chief Executive Officer). The Incentive Compensation Committee may in its discretion adjust downward the target Executive Long-Term Incentive Plan payout of any participant. No award shall be made if the Incentive Compensation Committee determines that the participant's conduct has been detrimental to the Company or its subsidiaries.

  The following table sets forth information regarding the participation of the Named Executive Officers in the three-year award cycle under the Executive Long-Term Incentive Plan commencing in the Company's 1996 fiscal year.

    Long-Term Incentive Plans - Awards in Last Fiscal Year

                                               Estimated Future
                              Performance   Payouts under Non-Stock
                   Number of   or Other       Price-Based Plans
                     Shares,  Period Until
                      Units   Maturation
                     or Other     or    Threshold  Target  Maximum
Name                Rights(#)1  Payout    $)2       ($)3       ($)4

Bernard F. Brennan5       ---     ---      ---       ---        ---
G. Joseph Reddington5     ---     ---      ---       ---        ---
Michael Searles        283,000   1998   $169,800   $283,000  $396,200
Robert J. Stevenish5      ---     ---      ---       ---        ---
Spencer H. Heine       200,000   1998   $120,000   $200,000  $280,000
Frederick J. Meiser5      ---     ---      ---       ---        ---

_______________

1 Units each represent one dollar of target payout, based on a target of 50% of current base salary for Messrs. Searles and Heine.

2 While there are no per se threshold payouts under the Executive Long-Term Incentive Plan, it is unlikely that the Incentive
Compensation Committee would approve payouts if arithmetic interpolation of the targets would result in a payout less than 60% of target payouts.

3 Target levels are based on the attainment of target performance goals, with no adjustment to the payout made by the Incentive
Compensation Committee.

4  While there are no per se maximum payouts under the Executive
Long-Term Incentive Plan (other than the $2,000,000 payout maximum), it is unlikely that the Incentive Compensation Committee would approve payouts in excess of 140% of target payouts.

5 Messrs. Brennan and Meiser's employment with Montgomery Ward terminated in 1996 and Messrs. Reddington and Stevenish's employment with Montgomery Ward terminated in 1997. They will receive no further payouts under the Executive Long-Term Incentive Plan. Were they still employed, Messrs. Brennan, Reddington, Stevenish and Meiser would have been eligible to receive from threshold levels of $535,500, $180,000, $94,500 and $54,000, respectively, to maximum payouts of $1,249,500, $420,000, $220,500 and $126,000, respectively.


                       PENSION PLAN

  Executive officers of Montgomery Ward, in addition to many other associates, participate in a pension plan (the "Pension Plan"), which provides benefits defined by formulae based primarily on a participant's compensation, offset as provided by benefits provided by the participant's accounts in the Savings and Profit Sharing Plan ("Savings Plan"), in which executive officers of Montgomery Ward, in addition to many other associates, participate. From 1989 through 1993, no more than $200,000, as adjusted annually under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the

"Code"), of any participant's compensation was considered for any purpose, including for purposes of the formulae, under the Pension Plan. Beginning in 1994, no more than $150,000, as adjusted, ($160,000 in 1997) of any participant's compensation is considered for any purpose, including for purposes of the formulae, under the Pension Plan. The monthly pension benefit to which current associates are entitled under the Pension Plan at the normal retirement age of 65 is generally based on different benefit formulae that are applicable to different years of service. The formula for service after 1988 applies to credited service, as defined in the Pension Plan, earned after 1988 while making contributions to the Savings Plan and is based on "career earnings". A participant's annual benefit under the post-1988 formula is 1.5% of the participant's eligible pay for each year of credited service after 1988. The Pension Plan formulae benefit is determined by adding the benefit under the post-1988 formula to the participant's accrued benefit under the Pension Plan as of December 31, 1988, as determined under the formulae in effect prior to 1988. A participant's benefit determined under the Pension Plan is reduced by an amount equivalent to an annuity which could be purchased with the participant's Basic Contribution and Transferred
Contribution accounts in the Savings Plan.

  The following table sets forth the estimated annual benefits (calculated on a straight life annuity basis) upon retirement at age 65 (for executives who have not retired or resigned) under the Pension Plan, which is the only defined benefit plan under which associates of Montgomery Ward can currently accrue benefits, to the Named Executive Officers (calculated on the basis of estimated years of service at retirement age; levels of compensation paid in calendar year 1996
(including compensation pursuant to the PMP), assuming 6% annual increases (for executives who have not retired or resigned); but with regard to Code limitations on compensation and benefits and without regard to any reduction for benefits under the Savings Plan):


Name of Participant        Estimated Annual Pension at Retirement
Bernard F. Brennan                   $84,277.76
G. Joseph Reddington                     N/A
Michael Searles                      $60,000.00
Robert J. Stevenish                      N/A
Spencer H. Heine                     $92,215.22
Frederick J. Meiser                      N/A

  Messrs. Reddington, Stevenish and Meiser have resigned as officers of the Company and will receive no payments under the Pension Plan.

CERTAIN ARRANGEMENTS

  In the course of recruiting new executives, promoting existing associates to executive positions, increasing the responsibilities of existing executives and retaining executives, Montgomery Ward frequently enters into employment agreements which set forth the general terms of the compensation arrangements for such executive. Such agreements have, in the past, typically set forth, among other things, a recipient's base salary, the target bonus under the PMP, the maximum percentage of the target bonus under the PMP that can be earned, participation in the Executive Long Term Incentive Plan with initial target bonuses for applicable Executive Long Term Incentive Plan cycles, the percentage of the executive's base pay that can be earned annually through the Executive Long Term Incentive Plan after the initial bonus target period has run, bonus guarantees, if any, relocation payments and the number of stock options, if any, that are expected to be initially granted to the executive in his or her new position. Of the executive officers named in the Summary Compensation Table, Messrs. Searles and Heine have agreements of this type and Messrs. Reddington, Stevenish and Meiser had agreements of this type, each of which were entered into in connection with the commencement of the executive's employment with Montgomery Ward (other than the agreement with Mr. Heine, which was entered into in connection with his retention as an executive officer of Montgomery
Ward).

  The agreements with Messrs. Searles and Heine provide, and the agreements with Messrs. Reddington, Stevenish and Meiser provided for, respectively, (i) initial annual base salary of $500,000, $400,000, $600,000, $450,000 and $400,000; (ii) PMP target bonuses of
$250,000, $125,000, $250,000, $150,000 and $200,000, in each case guaranteed at 100% for the initial year (other than with respect to Mr. Meiser, whose guarantee was for $100,000 for 1995 and with respect to Mr. Searles, whose target bonus was also guaranteed for
1997) and in each case with opportunities to earn up to 150% of such target bonuses; and (iii) Executive Long Term Incentive Plan participation at a target bonus level of base salary for Messrs. Searles and Reddington of 50%, for Mr. Stevenish of 35% and for Mr. Meiser of 20% (the agreement with Mr. Heine does not address his participation in the Executive Long Term Incentive Plan). The agreement with Mr. Searles stated that he would receive options to purchase 300,000 Class A Shares at $24.50 per share, with such options vesting 50% on June 1, 1997 and 50% on June 1, 1998. Mr. Searles was granted all of such options effective June 1, 1996. The agreement with Mr. Reddington stated that he would receive options to purchase 100,000 Class A Shares at $16.50 per share, with such options vesting 50% on July 1, 1994 and 50% on July 1, 1995, and options to purchase 200,000 Class A Shares at $26.50 per share, with such options vesting 50% on January 31, 1995 and 100% on January 31, 1996. Mr. Reddington was granted all of such options on December 28, 1994. The agreement with Mr. Stevenish stated that he would receive options to purchase 55,000 Class A Shares at $24.50 per share, with such options vesting with respect to 25,000 shares on November 1, 1996 and with respect to 30,000 shares on November 1, 1997. Mr. Stevenish was granted all of such options in December 1995. The agreement with Mr. Meiser stated that he would receive options to purchase 100,000 Class A Shares at $24.50 per share, with such options vesting 50% on November 1, 1996 and 50% on November 1, 1997. Mr. Meiser was granted all of such options on December 1995. The agreement with Mr. Heine states that he will receive options to purchase 225,000 Class A Shares at the Fair Market Value per Share of a Class A Share as of December 29, 1996, the first day of the 1997 fiscal year, as determined pursuant to the Stockholders' Agreement (which is $7.32 per share), with such options vesting with respect to 75,000 shares on April 1, 1998, 75,000 shares on April 1, 1999 and 75,000 shares on April 1, 2000. The Company expects to grant such options to Mr. Heine promptly following the annual meeting and the approval by the stockholders of the Company of the grant of options to Mr. Heine. See "APPROVAL OF CERTAIN STOCK OPTION GRANTS."

  The agreement with Mr. Reddington provided that if he terminated his employment prior to December 31, 1997 under certain circumstances or in the event of a change in control of Signature, Mr. Reddington would be entitled to his base salary and bonuses through December 31, 1997. Mr. Reddington resigned in February 1997 and received a payment of $1,000,000 in respect of this provision (of which $250,000 is reflected in the Summary Compensation Table under the heading "Bonus").

  Pursuant to his agreement, Mr. Heine received a one-time payment of $400,000 with respect to the termination of his service as a director of the Company in January 1997. The agreement with Mr. Heine further provides that upon receipt of this payment, he waived his ability to elect a two-year severance option due to any act through the date of such agreement. The agreement with Mr. Heine provides that such payment is also consideration for his waiver of all future rights under the security plan (as described below).

  The agreement with Mr. Searles provides that if Montgomery Ward initiates a separation of his employment for any reason other than cause or if he terminates his employment for good reason (each as defined in such agreement), his options would immediately vest and he would receive the higher of (x) his base pay and most recent short term bonus through May 31, 1998, (y) the payments provided in the security plan (as described below) or (z) 18 months base salary plus
1.5 timed his most recent PMP award.

  The agreements with each of Messrs. Stevenish and Meiser provided that if Montgomery Ward initiated a separation of the executive's employment for any reason other than for cause (as defined in each such agreement), he would continue vesting of his options through November 1, 1997 and receive the greater of his base salary and PMP bonus through November 1, 1997 or one year's base salary. Mr. Meiser resigned from the Company in 1997 and will receive no payments pursuant to this provision. In connection with the termination of his employment, Mr. Stevenish and Montgomery Ward entered into a Termination Agreement, Cross Release and Covenant Not to Sue dated as of March 1, 1997, which provided for a cash payment of $750,000, continuation of health care coverage through December 31, 1998, and certain outplacement services. In connection with the foregoing, each party discharged the other from all claims arising out of Mr. Stevenish's employment with Montgomery Ward. The release also contains provisions relating to confidentiality of information received in connection with Mr. Stevenish's employment.

  The agreement with Mr. Heine provides that if Montgomery Ward initiates a separation of his employment for any reason other than for cause (as defined in each such agreement) prior to April 1, 2000, he would continue vesting of his options through April 1, 2000 and receive his base salary for twenty-four months.

  In connection with the termination of his employment as Chief Executive Officer of the Company and as Chairman and Chief Executive Officer of Montgomery Ward, Mr. Brennan, the Company, Montgomery Ward and GE Capital entered into a Relationship Agreement dated as of December 10, 1996 (the "Relationship Agreement"). The Relationship Agreement provided the terms of Mr. Brennan's separation from the Company and Montgomery Ward, including with respect to his continued participation as Chairman of the Company and a director of each of the Company and Montgomery Ward. Pursuant to the Relationship Agreement, the Company loaned to Mr. Brennan $12.5 million in cash, without interest, for which the Company's sole recourse is the shares of Common Stock owned by Mr. Brennan and his permitted transferees. In the Relationship Agreement, Mr. Brennan agreed that within five business days after he or any permitted transferee sells any such shares or receives any proceeds with respect to any such shares (other than as a result of certain charity loans), such proceeds would be applied toward any outstanding balance of such loan, provided that if proceeds are received pursuant to the "put" provisions of the Stockholders' Agreement, only 75% of such proceeds need be so applied. The Relationship Agreement also provides that amounts outstanding under the loan, if not paid sooner, shall be due and payable on the last to occur of the deaths of Mr. Brennan, his wife and his children. The Relationship Agreement provides that Mr. Brennan is engaged as a consultant to the Company and Montgomery Ward for the lesser of five years or until the date on which he and his permitted transferees no longer own any shares of Common Stock. The Company and Montgomery Ward agreed to make annual cash consulting payments totalling $1.5 million to Mr. Brennan in installments not less frequently than semi-monthly throughout the consulting period. Also in the Relationship Agreement, the Company and Montgomery Ward agreed to pay all premiums with respect to, and to keep in place, certain life insurance policies on the life of Mr. Brennan and agreed to provide to Mr. Brennan certain continuing benefits. Also in connection with his resignation, Mr. Brennan, the Company and GE Capital entered into an Amendment Agreement dated as of December 10, 1996 with respect to certain amendments to the Stockholders' Agreement and the Company's By-laws (the "Amendment Agreement"). Pursuant to the Amendment Agreement, Mr. Brennan's right to require the Company to purchase his shares of Common Stock will become effective on January 1, 1999. The Amendment Agreement also amended the Stockholders' Agreement to provide the director designation rights described herein and the supermajority requirements described herein. See "ELECTION OF DIRECTORS" and "CONTROL MATTERS." Finally, the Amendment Agreement provides Mr. Brennan and his affiliates with certain rights to participate in transfers of shares of Common Stock by GE Capital, provides for Mr. Brennan's and his affiliates' participation in certain sales of the stock or assets of the Company, and provides GE Capital, Mr. Brennan and their respective affiliates with a right of first refusal on new securities issued by the Company.

  Mr. Goddu joined the Company as Chief Executive Officer and as Chairman and Chief Executive Officer of Montgomery Ward effective January 6, 1997. In connection with his employment with Montgomery Ward, Mr. Goddu, the Company and Montgomery Ward entered into an Employment Agreement dated as of December 20, 1996 (the "Goddu Agreement"). The term of the Goddu Agreement expires on December 31, 2001. During the term of the Goddu Agreement (unless his employment is earlier terminated), Mr. Goddu is to serve as Chairman of the Board and Chief Executive Officer of Montgomery Ward and as Chief Executive Officer of the Company. Pursuant to the Goddu Agreement, Mr. Goddu is to receive a base salary of $1,000,000 per annum, increasing at a rate of $50,000 per year or such larger increase as the Board of Directors may determine. In addition, the Goddu Agreement provides that Mr. Goddu is eligible to receive an annual cash bonus of up to 50% of his base salary, based on performance targets to be established from time to time by the Board of Directors or a committee thereof. For each of 1997, 1998 and 1999, Mr. Goddu's bonus is guaranteed to be at least $350,000 without regard to such targets. The bonus may be increased by up to an additional 50% of base salary based on the achievement of exceptional performance against the targets. The Goddu Agreement also provides that Mr. Goddu will be provided with a supplemental pension benefit on the same terms as his arrangement with his prior employer with an actuarial present value at age 60 of $3.9 million. The Company also agreed to pay Mr. Goddu $2,221,948 as compensation for benefits accrued with Mr. Goddu's prior employer which were lost by Mr. Goddu in connection with the termination of his employment with such former employer.

  The Goddu Agreement also provided that he would receive the option grant described herein. See "APPROVAL OF CERTAIN STOCK OPTION GRANTS." The Goddu Agreement also provides that, subject to certain limitations, the Company has certain rights to purchase the shares received by Mr. Goddu upon exercise of his options and that, subject to certain limitations, Mr. Goddu has certain rights to require the Company to purchase up to an aggregate amount of $75 million purchase price of such shares from and after December 31, 1997. The Goddu Agreement also provides that Montgomery Ward would provide Mr. Goddu a loan in the principal amount of $2,000,000, payable in five years, and bearing interest at LIBOR plus 25 basis points payable in arrears on each January 6 during the loan term. The Company provided such loan to Mr. Goddu on January 8, 1997, and Mr. Goddu executed a Promissory Note (the "Goddu Note") with respect thereto on that date.

  The Goddu Agreement provides that in the event his employment is terminated due to his death or disability, he (or his estate, as applicable) would be entitled to unpaid base salary through the month in which his death or disability occurs, an amount equal to 50% of his base salary in effect on the date of his death or disability (in lieu of any bonus), and a restatement of the Goddu Note to provide a maturity date of the third anniversary of Mr. Goddu's death or disability. In the event his employment is terminated by Montgomery Ward for cause (as defined in the Goddu Agreement), he would be entitled to unpaid base salary through the month in which the termination of his employment occurs, and amounts outstanding under the Goddu Note will become immediately due and payable 90 days after such termination. In the event that his employment is terminated without cause or through a constructive termination, as provided in the Goddu Agreement, he would be entitled to a prorated bonus through the date of termination of employment, continuation of his then-current base salary for a period of 24 months and, in lieu of further bonus, an amount equal to $700,000 (which salary continuation and amount may be paid in a lump sum) and cancellation of Mr. Goddu's obligations under the Goddu Note. In the event his employment is terminated by the expiration of the Goddu Agreement, Mr. Goddu would be entitled to continuation of his then-current base salary for a period of 24 months and, in lieu of further bonus, an amount equal to $700,000 (which salary continuation and amount may be paid in a lump sum).

  The normal severance plan for certain senior officers of Montgomery Ward provides that upon termination of a participating officer's employment with Montgomery Ward, for reasons other than cause, death, retirement or resignation, the senior officer will receive from Montgomery Ward a payment equal to 12 months of his or her base pay. Each of the executive officers named in the Summary Compensation Table who is currently employed by Montgomery Ward is a participant in this severance plan.

  Certain senior executives of Montgomery Ward were, during the 1996 fiscal year, participants in each of a retention plan and a security plan. The retention plan provided that each participant would receive a retention award if such participant remained employed by Montgomery Ward through March 1, 1997 or was terminated for any reason other than voluntary resignation or cause. In addition, in the event of a change of control of Montgomery Ward prior to such date, the retention award would be payable at such time. The security plan, which expires on January 31, 2001, provides that in the event of a sale or change of control of Montgomery Ward, each participant who is, at such time, actively employed by Montgomery Ward or who is terminated for reasons other than voluntary resignation or cause within one year of such date will receive: (i) a bonus payable at the time of such date or change of control; (ii) an award supplement, at the discretion of the Board of Directors based on the recommendation of the Chief Executive Officer, with respect to the participant's contribution and cooperation in the transaction; (iii) enhanced severance of an additional twelve months base salary above the amount to which the participant would have been entitled under the severance plan described above if, during the first two years following the sale or change of control, the participant is either (x) terminated for any reason other than voluntary termination or cause or (y) demoted without the participant's prior written approval; (iv) continuation of benefits for the entire severance payment period; (v) out placement services; and (vi) certain tax preparation and financial planning services.
The bonuses payable upon a change of control under the retention plan and the security plan were paid by Montgomery Ward in January 1997 in connection with certain amendments to the Stockholders' Agreement which changed the makeup of the Board of Directors of the Company. The participants in the retention plan and the security plan consisted of eight (8) senior officers of the Company, including Messrs. Searles, Stevenish, Heine and Meiser, whose retention awards under the retention plan were $0, $337,500, $200,000 and $0, respectively, and whose bonuses under the security plan were $187,500, $168,750, $150,000 and $0, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Mr. Brennan, Chairman of the Company and a former executive officer of the Company, serves as a member of the Compensation Committee of Montgomery Ward's Board of Directors. Robert A. Kasenter, Executive Vice President of the Company and Executive Vice President, Human Resources and Corporate Communications of Montgomery Ward, serves as Secretary of the Compensation Committee of Montgomery Ward's Board of Directors, although Mr. Kasenter is not a director of the Company or of Montgomery Ward.

PERFORMANCE GRAPH

  The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning December 27, 1991 and ending December 29, 1996, with the cumulative total return of the Standard & Poor's 500 stock index and the cumulative total return of a peer group of companies consisting of the Standard & Poor's Retail (General Merchandise) Group (the "Peer Group") for the same period. In all cases, a $100 investment at the Initial Measuring Point and dividend reinvestment has been assumed, although divided reinvestment is not currently available with respect to the Company's Common Stock.

      COMPARISON OF FIVE YEAR CUMULATIVE RETURN AMONG
              THE COMPANY, S&P 500 INDEX AND
          S&P RETAIL (GENERAL MERCHANDISE) INDEX

                                        Dec. 27,
Company/Index Name    1991    1992    1993    1994    1995    1996
Montgomery Ward
  Holding Corp.      100.00  120.00  142.50  145.00  135.00   49.10
Standard & Poor's
  500 Index          100.00  107.62  118.46  120.03  165.13  203.05
Standard & Poor's
  Retail Index       100.00  114.00  104.75   89.60  100.56  114.31

                 OWNERSHIP OF COMMON STOCK

  The following table sets forth the beneficial ownership, as of April 15, 1997, of Class A Shares (i) by each person who is a director of the Company (none of whom except the individuals identified owns any shares of the Company's equity securities), (ii) by each of the Named Executive Officers (none of whom except the individuals identified owns any shares of the Company's equity securities), (iii) by each person who is known to be a holder of more than 5% of Class A Shares and (iv) by all directors and executive officers of the Company as a group.

Individual or Group          Shares           %

Bernard F. Brennan (a)    16,123,816        88.0%
Myron Lieberman (b)        2,514,485        13.7%
Edwin G. Pohlmann (c)(d)     692,500         3.8%
Silas S. Cathcart (c)(e)      18,987         0.1%
G. Joseph Reddington (f)     600,000         3.3%
Michael Searles (g)          150,000         0.8%
Robert J. Stevenish (h)       25,000         0.1%
Spencer H. Heine (c)(i)      241,250         1.3%
Frederick E. Meiser (j)       50,000         0.3%
Tamara Brennan (k)         2,200,000        12.0%
All directors and executive
  officers as a group
  (17 persons) (l)        16,961,272        91.7%
_______________________

(a) Comprised of 13,025,750 Class A Shares (71.1% of the Class A Shares and 30.1% of the Company's common stock ("Common Stock") outstanding as of April 15,1997) owned of record by Mr. Brennan and with respect to which Mr. Brennan has sole investment and voting power, and 3,098,066 Class A Shares (16.9% of the Class A Shares and 7.2% of the Common Stock outstanding as of April 15,1997) owned of record by Mr. Brennan as voting trustee and with respect to which Mr. Brennan has sole voting power as voting trustee but no investment power. Does not include 2,200,000 Class A Shares (12.0% of the Class A Shares and 5.1% of the Common Stock outstanding as of April 15,1997) which are owned by Myron Lieberman, as trustee of a trust (the "Family Trust") for the benefit of members of Mr. Brennan's family with respect to which Mr. Brennan has no voting or investment power, but with respect to which Tamara Brennan, Mr. Brennan's wife, may acquire shared voting and dispositive power. See Note (k) below. Mr. Brennan disclaims beneficial ownership of such 2,200,000 Class A Shares. Mr. Brennan's business address is c/o Montgomery Ward Holding Corp., Montgomery Ward Plaza, Chicago, IL 60671.

(b) Includes 294,250 Class A Shares represented by Voting Trust Certificates owned by Lieberman Investment Limited Partnership, a limited partnership of which Mr. Lieberman is the sole general partner. Also includes 2,200,000 Class A Shares with respect to which Mr. Lieberman has sole voting and investment power as trustee of the Family Trust. Such 2,200,000 Class A Shares are not deposited in the voting trust under which Mr. Brennan serves as voting trustee. See Note (c) below. All shares other than the 2,200,000 Class A Shares as to which Mr. Lieberman has beneficial ownership are represented by Voting

        Trust Certificates and such shares are held in a voting trust as to which Mr. Brennan, as voting trustee, has sole voting power. Includes 353 Class A Shares which Mr. Lieberman acquired on April 8, 1997 pursuant to Conversion Rights which arose on April 1, 1997 and which, pursuant to a prior election by Mr. Lieberman, were automatically exercised on April 8, 1997. Mr. Lieberman's business address is 10 South Wacker Drive, Chicago, Illinois 60606.

(c) Represents ownership of Voting Trust Certificates with respect to shares held in a voting trust (the "Voting Trust") as to which Mr. Brennan, as voting trustee, has sole voting power and the persons indicated have sole investment power.

(d) Does not include 200,000 Class A Shares held by trusts for the benefit of members of Mr. Pohlmann's family, with respect to which Mr. Pohlmann has no voting or investment power.

(e) Includes 353 Class A Shares which Mr. Cathcart acquired on April 8, 1997 pursuant to Conversion Rights which arose on April 1, 1997 and which, pursuant to a prior election by Mr. Cathcart, were automatically exercised on April 8, 1997.

(f) Includes 600,000 Class A Shares which may be acquired by Mr. Reddington pursuant to options exercisable on April 15, 1997. Mr. Reddington resigned from the Company in February 1997 and, pursuant to the terms of the grant of such options, such options will expire in April 1997 if not theretofore exercised.

(g) Includes 150,000 Class A Shares which may be acquired by Mr. Searles pursuant to options which become exercisable on June 1, 1997, a date within 60 days after the date hereof.

(h) Includes 25,000 Class A Shares which may be acquired by Mr. Stevenish pursuant to options exercisable on April 15, 1997.

(i) Does not include 10,000 Class A Shares held by trusts for the benefit of Mr. Heine's family, with respect to which Mr. Heine has no voting or investment power.

(j) Includes 50,000 Class A Shares which may be acquired by Mr. Meiser pursuant to options exercisable on April 15, 1997. Mr. Meiser resigned from the Company in February 1997 and, pursuant to the terms of the grant of such options, such options will expire in April 1997 if not theretofore exercised.

(k) Represents Class A Shares with respect to which Mrs. Brennan, if she were to elect to become an advisor to the trustee of the Family Trust, may acquire shared power to vote or direct the vote of, and shared power to dispose or direct the disposition of, such shares. See Notes (a) and (b) above.

(l) Represents all Class A Shares with respect to which executive officers and directors have investment power, which is in each case sole investment power. Does not include 1,526,750 Class A Shares with respect to which Mr. Brennan has sole voting power as voting trustee, but with respect to which neither he nor any other executive officer or director of the Company has investment power. Includes 163,500 Class A Shares which may be acquired by executive officers or directors at purchase prices ranging from $0.20 to $26.50 per share pursuant to options exercisable on April 15, 1997. Includes 706 Class A Shares which were acquired by directors on April 8, 1997 pursuant to

        Conversion Rights which arose on April 1, 1997 and which, pursuant to prior elections by such directors, were automatically exercised on April 8, 1997.

        GE Capital owns 100% of the 25,000,000 Class B Shares currently outstanding. Such shares represented 57.7% of the outstanding Common Stock as of April 15, 1997. GE Capital has granted to Mr. Goddu an option, which is not currently exercisable and which will not become exercisable within 60 days of the date hereof, to purchase from GE Capital that number of shares of Common Stock which equals 5% of the issued and outstanding shares of Common Stock of the Company on a fully-diluted basis. For purposes of this calculation, the number of shares of Common Stock underlying such options is to be adjusted upwards from time to time until the last day of the Company's 1998 fiscal year to give effect to the grant of stock options after December 20, 1996 to management employees of Montgomery Ward covering up to 10% of the outstanding shares of Common Stock on a fully-diluted basis. GE Capital's address is 260 Long Ridge Road, Stamford, Connecticut
06927.

        GE Capital owns 100% of the 1,750 shares of Senior Preferred Stock of the Company, having a liquidation value of $100,000 per share (the "Senior Preferred Stock") outstanding as of the date hereof. Such shares of Senior Preferred Stock represent 100% of the Company's outstanding preferred stock. If the Certificate Amendment, in support of which this Proxy Statement is issued, is adopted, the Company intends to issue at least 211.2 of the authorized shares of Series C Preferred Stock (as defined and described below), having a liquidation value of $100,000 per share, to GE Capital as payment of a fee as described below, which will represent 100% of the shares of Series C Preferred Stock outstanding. See "APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION."

                      CONTROL MATTERS

        Voting of Shares. In the event that a Voting Trust is not in effect or in the event shares of Common Stock of the Company deposited therein are not subject to a Voting Trust, all such shares held by the stockholders, except those held by Mr. Brennan and certain trusts for the benefit of members of his family, are subject to a voting agreement under which the holders have agreed to vote their shares in the same way Mr. Brennan votes his shares until June 17, 1998.

        Directors. The Board of Directors consists of ten members. The Stockholders' Agreement provides that three of the Company's directors shall be designated by Mr. Brennan (which three shall include Mr. Brennan), two of the Company's directors shall be designated by the Chief Executive Officer of Montgomery Ward (including such Chief Executive Officer) and five of the Company's directors shall be designated by GE Capital.

        If GE Capital and its affiliates cease to own more than 50% of the number of shares of Common Stock purchased by them in June 1988, the number of directors which Mr. Brennan is permitted to designate will be increased by one, and the number of directors which GE
Capital may designate shall be reduced by one. If GE Capital and its affiliates cease to own 20% or more of such shares of Common Stock, except as described below, GE Capital shall have no right to designate any directors, and the number of directors shall be reduced to nine, seven to be elected by the holders of Class A Common Stock, voting as a class, and two to be elected by the holders of Class B Common Stock, voting as a class, provided that, so long as the Account Purchase Agreement between Montgomery Ward and Montgomery
Ward Credit Corporation, a wholly-owned subsidiary of GE Capital ("Montgomery Ward Credit"), relating to the purchase by Montgomery Ward Credit of customer receivables of Montgomery Ward remains in effect, and GE Capital or any of its affiliates owns any Common
Stock, GE Capital will have the right to elect one of the two directors to be elected by the holders of Class B Common Stock.

        If Mr. Brennan and his permitted transferees cease to own more than 50% of the number of shares of Common Stock held by them on December 1, 1996, the number of directors which GE Capital is permitted to designate will be increased by two and the number of directors which Mr. Brennan may designate shall be reduced by two.
If Mr. Brennan and his permitted transferees cease to own 20% or more of such shares of Common Stock, Mr. Brennan shall no longer have the right to designate any directors and the directors that Mr. Brennan would have been entitled to designate (after taking into account the application of the preceding sentence) shall be designated by the Chief Executive Officer of Montgomery Ward.

        The holders of the Senior Preferred Stock have the right to elect one director to be an additional member of the Board of Directors (a) during the period following a default in the payment of accrued dividends on the Senior Preferred Stock for four consecutive quarters until such accrued dividends shall have been paid in full and (b) during the period following any failure to make a mandatory redemption of Senior Preferred Stock until such failure shall have been cured.

        The Company's By-laws contain supermajority provisions which require that all actions to be taken by the Company, Montgomery Ward or any of their subsidiaries which requires action by the Board of Directors of the Company be undertaken only upon the affirmative vote of two-thirds of the directors of the Company.

   APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

        On April 28, 1997, by unanimous written consent, the Board of Directors of the Company approved and authorized the Certificate
Amendment, a copy of which amendment is attached to this Proxy
Statement as Annex A. The Board of Directors recommends a vote FOR approval of the Certificate Amendment.

        The Certificate Amendment would authorize (i) 25,000 shares of preferred stock of the Company (the "Additional Preferred Stock"), which may be issued from time to time in one or more series, as authorized by the Board of Directors, and with such designation, powers, preferences and rights and such qualifications, limitations and restrictions as the Board of Directors may from time to time determine and (ii) an additional 10,000,000 shares of Class A Common Stock, Series 3, $0.01 par value.

        With respect to the authorization of the Additional Preferred Stock, implementation of the Amendment would ensure that future issuances of preferred stock by the Company could be effected through action of the Board of Directors, without the need for further action by the stockholders of the Company and without the need for the filing with the Securities and Exchange Commission of preliminary proxy statements, which delay the issuance of such securities and the consummation of the transactions of which such issuances are a part. Because of the Board of Directors' authority to issue shares of Additional Preferred Stock without further stockholder action, the voting power of the Common Stock could be adversely affected by the issuance of Additional Preferred Stock with conversion rights or voting power. The issuance of Additional Preferred Stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. Subject to the approval of the Certificate Amendment by the stockholders of the Company, and upon filing of the Certificate Amendment with the Secretary of State of the State of Delaware, the Board of Directors has designated 1,000 shares of the Additional Preferred Stock to be Series C Preferred Stock of the Company having a liquidation value of $100,000 per share (the "Series C Preferred Stock"), with characteristics as described herein. Such shares will be designated pursuant to a Certificate of Stock Designation, which will be filed with the Secretary of State of the State of Delaware following filing of the Amendment, a copy of which is attached hereto as Annex B. The Board of Directors expects to issue 211.2 shares of the Series C Preferred Stock to GE Capital as payment in full of a fee payable to GE Capital for agreeing to provide financing to Montgomery Ward and Lechmere, Inc., a wholly-owned subsidiary of Montgomery Ward, in connection with an amendment (the "Program Agreement Amendment") to the Program Agreement dated as of October 12, 1989, as amended and as being implemented, between GE Capital and Montgomery Ward. In the Program Agreement Amendment, GE Capital agreed to provide an additional $150 million of financing to Montgomery Ward and Lechmere (up to a total of $500 million of such financing). See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The issuance of the Series C Preferred Stock to GE Capital as payment in full of the fee is being made pursuant to an Agreement (the "Fee Agreement") dated March 6, 1997 among GE Capital, the Company and Montgomery Ward. The Board of Directors has determined that it is in the best interests of the Company to so issue the Series C Preferred Stock. If, from time to time, the Program Agreement is amended further to provide for additional financing, the Company anticipates that the number of shares of Series C Preferred Stock which the Board of Directors will authorize to be issued to GE Capital will be increased proportionately. The Series C Preferred Stock will be preferred as to dividends and upon liquidation to the Common Stock on the terms discussed below. The Board of Directors has no present intention to designate any other series of Additional Preferred Stock.

        The additional Series 3 Shares will be added to and reserved for issuance under the Plan for the granting of Awards, Purchase
Rights and Options (as such terms are defined in the Plan).  See
"APPROVAL OF AMENDMENT TO STOCK OWNERSHIP PLAN." The Company expects to grant Options to purchase a substantial portion of such additional Series 3 Shares pursuant to the Plan during 1997, including those grants which are to be approved by the stockholders of the Company at the Annual Meeting, as more fully described below. See "APPROVAL OF CERTAIN STOCK OPTION GRANTS." The additional Series 3 Shares shall have all of the same rights and privileges as presently provided in the Certificate of Incorporation for Series 3 Shares, as described below. In the Relationship Agreement, the Company agreed with Mr. Brennan that it would not grant, after December 10, 1996, to Mr. Goddu and the management team, Awards, Purchase Rights or Options with respect to an aggregate of more than 15% of the outstanding shares of Common Stock (approximately 8,500,000 shares) without Mr. Brennan's consent; provided that shares underlying Purchase Rights and Options which expire unexercised may underlie new Awards, Purchase Rights or Options.

RIGHTS OF THE SERIES C PREFERRED STOCK:

        The Series C Preferred Stock will have the rights and characteristics described herein.

        Voting Rights. Except as required by law, the holders of the Series C Preferred Stock will not have any voting rights.

        Dividends. Holders of the Series C Preferred Stock are entitled to receive, before any dividends may be declared and paid upon or set aside for the Common Stock, cumulative cash dividends at a rate per annum equal to 15% based on the then effective Liquidation Payment (as defined below), in equal quarterly payments on the last business day of March, June, September and December, with the first payment based on the number of days from and including March 4, 1997. Dividend payments made with respect to the Series C Preferred Stock may be made only in cash. No dividends may be declared or paid on the Series C Preferred Stock when such declaration or payment would constitute a default under any agreements governing indebtedness for borrowed money of the Company, Montgomery Ward or any of its subsidiaries (collectively, the "Ward Group"). If for any reason the full dividend on any payment date is not paid in cash on such date, the unpaid amount thereof will automatically, without further action, be deemed added to the Liquidation Payment.

        Optional Redemption. The Company may, upon ten business days notice to the holders thereof, at any time redeem the whole or any part of the Series C Preferred Stock. Any such optional redemption shall be at a price of $100,000 per share of the Series C Preferred Stock being redeemed plus unpaid accrued dividends thereon. No redemption of Series C Preferred Stock may be made when such redemption would constitute a default under any agreements governing indebtedness for borrowed money of the Company or any other member of the Ward Group.

        Mandatory Redemption. The Company is required to redeem on September 30, 2002 all of the Series C Preferred Stock at a redemption price of $100,000 per share plus unpaid accrued dividends. No redemption of Series C Preferred Stock may be made when such redemption would constitute a default under any agreements governing indebtedness for borrowed money of the Company or any other member of the Ward Group.

        Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, the holders of Series C Preferred Stock shall be entitled to be paid, before any distribution or payment is made to any holder of Common Stock, an amount in cash equal to $100,000 per share plus amounts added to such amount as described above (the "Liquidation Payment") of Series C Stock outstanding.

RIGHTS OF SERIES 3 SHARES:

        Series 3 Shares have the rights and characteristics described herein:

        Dividend and Liquidation Rights. Series 3 Shares have the same dividend and liquidation rights as Series 1 Shares and Series 2
Shares. That is, the portion of dividends and liquidation amounts which is payable to the holders of Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series; provided, however, that dividends paid in kind by series shall be payable only to the holders of shares of the respective series.

        Dividend and liquidation rights for Class A Shares generally are more fully described below:

        (i) The term "Class A Amount," as used below with respect to a determination of dividends or proceeds, shall mean the number equal to the lesser of 25,000,000 (the "Series 1 Amount") or the aggregate number of outstanding Class A Shares of all series (the "Outstanding Amount") as of the date of determination;

        (ii) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount does not exceed the Series 1 Amount, shall be the amount which bears the same ratio to the total amount of such dividends as the Class A Amount bears to the sum of (A) the Class A Amount, plus (B) the number of shares of Class B Common Stock outstanding as of the date of the determination; and such portion of such dividends or proceeds which is payable to the holders of the Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series;

        (iii) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount exceeds the Series 1 Amount (but the Outstanding Amount less the number of shares of Class A Common Stock, Series 3, outstanding (such difference being the "Non-Series 3 Outstanding

Amount") does not exceed the Series 1 Amount), shall be the product of the amount which would be payable to holders of Class A Shares if the immediately preceding paragraph (ii) were applicable and the Class A Amount were equal to the Series 1 Amount multiplied by a fraction the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus fifty percent (50%) of the excess of the Outstanding Amount over the Series 1 Amount; and such portion of such dividends or proceeds which is payable to the holders of the Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class Shares, without distinction as to series; and

        (iv) The portion of such dividends or proceeds which is payable to the holders of Class A Shares, as a class, and without distinction as to series, at any time when the Outstanding Amount exceeds the Series 1 Amount (and paragraph (iii) immediately preceding is not applicable), shall be the product of (x) the amount which would be payable to holders of Class A Shares if paragraph (ii) above were applicable and the Class A Amount were equal to the Series 1 Amount, multiplied by (y) a fraction the numerator of which is the Non-Series 3 Outstanding Amount and the denominator of which is the sum of the Series 1 Amount plus eighty-one point five percent (81.5%) of the excess of the Non- Series 3 Outstanding Amount over the Series 1 Amount, and multiplied by (z) a fraction the numerator of which is the Outstanding Amount and the denominator of which is the sum of the Non-Series 3 Outstanding Amount plus fifty percent (50%) of the number of shares of Class A Common Stock, Series 3, outstanding at such time; and such portion of such dividends or proceeds which is payable to the holders of the Class A Shares shall be allocated among such holders in proportion to their respective holdings of Class A Shares, without distinction as to series.

        (v) The portion of such dividends or proceeds which is payable to the holders of Class B Shares shall be the portion of the total amount of such dividends or proceeds that is not payable to the holders of Class A Shares in accordance with paragraph (ii),
(iii) or (iv) above, as applicable, and such portion of such dividends or proceeds which is payable to the holders of Class B Shares shall be allocated among such holders in proportion to their respective holdings of Class B Shares.

        Voting Rights.  All series of Class A Shares have the
same general voting rights. Notwithstanding the foregoing, Series 1 Shares currently have certain voting rights that Series 2
Shares and Series 3 Shares do not have.   Accordingly, except
as described below, each Class A Share, without distinction as to series, has the same number of votes per share and is entitled to vote on the same matters.

        So long as the Outstanding Amount is less than or equal to the Series 1 Amount, each Class A Share, without distinction as to series, is entitled to one (1) vote per share. If the Outstanding Amount is greater than the Series 1 Amount, each Class A Share, irrespective of series, is entitled to a fraction of a vote per share determined by dividing the Series 1 Amount by the Outstanding Amount.

        In addition to the voting rights specified above, amendments to the Certificate of Incorporation of the Company increasing the number of shares of any class or series of Class A Common Stock or Class B Common Stock (including the Certificate Amendment) require the affirmative vote of the holders of a majority of both (A) the Series
1 Shares then outstanding and (B) the Class B Shares then outstanding, each voting as a class. In addition, amendments to the Plan and the determination of the number of shares as to which options to purchase thereunder shall be granted (including the Plan Amendment) require the affirmative vote of the holders of a majority of the Series 1 Shares then outstanding.

        Preemptive Rights. Shares of Common Stock of the Company have no pre-emptive rights.

       APPROVAL OF AMENDMENT TO STOCK OWNERSHIP PLAN

        On April 28, 1997, by unanimous written consent, the Board of Directors of the Company approved and authorized the Plan Amendment, which would increase the number of Class A Shares allocated to the Plan to include the 10,000,000 Series 3 Shares to be authorized pursuant to the Certificate Amendment. A copy of the Plan Amendment is attached hereto as Annex C. The Board of
Directors recommends a vote FOR approval of the Plan Amendment.

        The Plan was adopted by the Board of Directors and by the Stockholders of the Company effective July 19, 1988, and has subsequently been amended. Shares acquired by the holder thereof pursuant to the Plan and such shares held by certain permitted transferees are collectively referred to herein as "Plan Shares." On September 9, 1993, the Plan was amended to provide for two plans, the Associate Plan and the Director Plan. Pursuant to the Associate Plan, key associates, and in certain limited instances, advisors and consultants, of the Ward Group (excluding associates, advisors and consultants who are also directors of the Company), may be granted awards of Plan Shares ("Awards") or provided Purchase Rights and/or granted Options to purchase Plan Shares. Pursuant to the Director Plan, directors of the Company may be granted Awards of Plan Shares or provided Purchase Rights and/or granted Options to purchase Plan Shares. Purchase Rights are non-qualified stock options to acquire Plan Shares identified as such and generally to be exercised during a shorter period of time than Options. Options are non-qualified stock options to acquire Plan Shares. A total of 1,000,000 Series 1 Shares, 5,412,000 Series 2 Shares and 2,000,000
Series 3 Shares have to date been reserved for issuance under the Plan. Pursuant to an amendment to the Plan for which approval of stockholders is sought hereby, 10,000,000 additional Series 3 Shares will be reserved for issuance under the Plan. The number of Plan Shares available for issuance, the number of Plan Shares subject to outstanding Purchase Rights and Options and the exercise price for outstanding Purchase Rights and Options are subject to adjustment in the event of a stock dividend, recapitalization or other similar change affecting the number of outstanding shares of the Company. In 1994, the Board of Directors established a limit of 1,000,000 Shares on the number of Shares available to any participant under the Plan through Awards, Purchase Rights and Options. The Plan Amendment would amend this provision to revise such limit to 4,000,000 Shares.

        The Associate Plan is designed to attract and retain outstanding individuals as key associates, and, in certain limited instances, advisors and consultants, of the Ward Group (excluding associates, advisors and consultants who are also directors of the Company), and to provide incentives for such key associates, advisors and consultants to expand and improve the profits and achieve the objectives of the Ward Group by providing to such persons opportunities to acquire Plan Shares and thereby provide such persons with a greater proprietary interest in and closer identity with the Ward Group and its financial success.

        The Director Plan is designed to attract and retain outstanding individuals as directors of the Company, and to provide incentives for such directors to expand and improve the profits and achieve the objectives of the Ward Group by providing to such directors opportunities to acquire Plan Shares and thereby provide such directors with a greater proprietary interest in and closer identity with the Ward Group and its financial success. It is intended that directors who are members of the Director Committee, as herein defined, shall not participate in the Director Plan at this time.

        Key associates (currently approximately 3,500), consultants and advisors (currently approximately five) and directors (currently ten) of the Company or its subsidiaries or affiliates are eligible to participate in the Plan.

        It is expected that the exercise price for Purchase Rights and Options will generally be the fair market value of the Plan Shares subject thereto as of the date of the grant of such Purchase Right or Option.

        No Awards, Purchase Rights or Options may be granted under the Plan after July 19, 1998, without further action by the Board of Directors or stockholders. Purchase Rights and Options granted prior to July 19, 1998 will continue to be exercisable after such date pursuant to the terms of the applicable grant. The Board of Directors may at any time amend or terminate the Plan, except that no such action by the Board of Directors may change the terms and conditions of any Purchase Right or Option previously granted in a manner adverse to the holder of the Purchase Right or the optionee without the consent of the holder of the Purchase Right or the optionee, and, approval by the stockholders of the Company is required to the extent deemed appropriate by the Plan
Committee, as herein defined, if adoption of such amendment without approval by the stockholders of the Company would cause the Plan to no longer comply with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor rule or regulatory requirement. Plan Shares will be subject either to the provisions of the Montgomery Ward & Co., Incorporated Stock Ownership Plan Terms and Conditions, as amended from time to time
(the "Terms and Conditions") or the Stockholders' Agreement. The Terms and Conditions can be amended with the consent of the holders of 66 2/3% of Shares subject thereto or subject to the Stockholders' Agreement, but no such amendment shall adversely affect the method of valuation of any participant's Shares without such party's specific consent, and, except in certain limited circumstances, the Stockholders' Agreement can be amended with the consent of the holders of 66 2/3% of the Shares subject thereto, but no such amendment shall adversely affect the method of valuation of a party's Shares without such party's specific consent. With respect to Shares which are subject to either the Voting Trust created by the Voting Trust Agreement dated as of June 21, 1988 or the Voting Trust created by the Voting Trust Agreement dated as of October 21, 1994, each with respect to shares of Common Stock of the Company (each, a "Voting Trust"), the power to exercise such stockholders' consents, including with respect to amendments which adversely affect the method of valuation, shall be held by the Voting Trustee under such Voting Trust, except for purposes of certain amendments to the provisions of the Stockholders' Agreement relating to registration rights and for purposes of a vote to terminate the Stockholders' Agreement or the Terms and Conditions. The
Stock Ownership Plan is not qualified under section 401(a) of the Internal Revenue Code of 1986, as amended and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

        The Plan is administered by two separate committees (each being a "Plan Committee"). The Associate Plan is administered by the Associate Plan Committee ("Associate Plan Committee") and the
Director Plan is administered by the Director Plan Committee
("Director Plan Committee"). Each Plan Committee is comprised of not fewer than two directors who are appointed by the Board of Directors and who serve at the pleasure of the Board of Directors. The telephone number and address of each Plan Committee are (312)
467-2000 and Montgomery Ward Plaza, Chicago, Illinois, 60671, respectively. The whole Board of Directors of the Company currently constitutes each of the Associate Plan Committee and the Director
Plan Committee.

        The Associate Plan Committee determines, within the limits of the express provisions of the Associate Plan, those key associates, advisors and consultants to whom, and the time or times at which, Awards, Purchase Rights and Options shall be granted. The Director Plan Committee determines, within the limits of the express provisions of the Director Plan, those directors to whom, and the time or times at which, Awards, Purchase Rights and Options shall be granted. Each Plan Committee interprets its respective plan, adopts rules relating thereto and determines the terms and provisions of Awards, Purchase Rights and Option grants thereunder, including the number of Plan Shares to be subject to each Award, Purchase
Right and Option, the duration of each such Purchase Right and Option, the exercise price under each such Option, the purchase price under each such Purchase Right, the time or times within which (during the term of the Option) all or portions of each such Option may be exercised, and whether cash, Plan Shares or Non- Plan Shares or other property may be accepted in full or partial payment upon purchase of Plan Shares pursuant to a Purchase Right or exercise of an Option. Each Plan Committee also has the right to accelerate Purchase Rights or Option exercise rights or make other adjustments, including, but not limited to the cancellation of Purchase Rights or Options in exchange for cash payments, if the Company or Montgomery Ward is a party to a transaction involving certain mergers or consolidations, sales of all or substantially all of its assets, or if Montgomery Ward or the Company dissolves or is liquidated or upon the occurrence of a public offering of shares of the Company. The Plan provides that any of the foregoing actions by either Plan Committee will be final and conclusive.

        Each grant of an Award, Purchase Right or Option to a participant in the Plan will be evidenced by a Notice. Each Notice with respect to an Award will state (i) the number of Plan Shares awarded and (ii) such other information as the Plan Committee deems appropriate or necessary. Each Notice with respect to a Purchase Right will state (i) the number of Plan Shares with respect to which the Purchase Right is granted, (ii) the exercise price, (iii) the duration of the Purchase Right, (iv) the method of purchasing such Plan Shares, and (v) such other information as the Plan Committee deems appropriate or necessary. Each Notice with respect to an Option will state (i) the number of Plan Shares with respect to which the Option is granted, (ii) the Option exercise price, (iii) the Option exercise schedule, (iv) the Option term, (v) the method of exercising such Option, and (vi) such other information as the Plan Committee deems appropriate or necessary.

        The following summary describes the material federal income tax aspects of the grant of Plan Shares to recipients of Awards ("Award Recipients") and the purchase by participants ("Purchasers") of Plan Shares through the exercise of Purchase Rights or Options, with respect to the Company, Award Recipients and Purchasers. The federal income tax laws are technical and complex whereas the discussion herein is in general terms. The following discussion is not tax advice, but is instead a guide to assist participants in the Plan and their advisors. Furthermore, the tax laws are subject to change
(even retroactively) by legislation, administrative rulings and regulations, and judicial decisions.

        Generally, neither the grant nor the expiration of a Purchase Right or Option is a taxable event. The deposit of Plan Shares in the Voting Trust also is not a taxable event.

        The tax treatment of Plan Shares granted to Award
Recipients and Plan Shares purchased by exercising Purchase Rights or Options depends on whether or not the stock so transferred is "transferable" or not "subject to a substantial risk of forfeiture" for purposes of the federal income tax laws. Stock is generally considered subject to a substantial risk of forfeiture if rights with respect to the stock are conditioned upon the future performance of substantial services. Stock is treated as nontransferable unless the rights in such stock of any transferee will not be subject to a substantial risk of forfeiture. Because of the restrictions on the sale of Plan Shares, it is anticipated that Plan Shares granted to Award Recipients and Plan Shares purchased pursuant to Purchase Rights under the Plan to the extent such Plan Shares have not vested will be considered nontransferable and subject to a substantial risk of forfeiture upon award or purchase of Plan Shares for purposes of the federal income tax laws.

        Subject to the effect of a section 83(b) election, discussed below, as long as the Plan Shares awarded or purchased are nontransferable and subject to a substantial risk of forfeiture, they will, in effect, be treated as not having been transferred to the Award Recipient or Purchaser, respectively. Thus, for example, dividends on such Plan Shares will be treated as compensation and the sale of such Plan Shares will give rise to ordinary income. When such Plan Shares become transferable or not subject to a substantial risk of forfeiture they will, in effect, be treated as having been transferred at such time, and the amount of taxable compensation, if any, deemed to be paid by a member of the Ward Group to the Award Recipient or Purchaser will be equal to the excess, if any, of the fair market value (determined without regard to any lapse restriction) of such Plan Shares at such time over the amount paid for the Plan Shares. The Award Recipient or Purchaser will include such compensation as ordinary income and the appropriate member of the Ward Group will be entitled to a deduction for compensation paid. The tax basis for Plan Shares will be the amount paid for such Plan Shares plus the amount of such compensation, if any, included as income. The holding period for long-term capital gain purposes will commence on the next day after the date the Plan Shares become transferable or are not subject to a substantial risk of forfeiture. Any appreciation or decline in value of Plan
Shares after they become transferable or not subject to a substantial risk of forfeiture generally will be taxed as a capital gain or loss (either short-term or long-term, as applicable) upon a sale, exchange or other taxable disposition of such Plan Shares.

        As an alternative to the foregoing tax consequences, an Award Recipient or Purchaser within 30 days after the Award or the purchase of Plan Shares through the exercise of Purchase Rights or Options may file an election under section 83(b) of the Code, to treat the acquisition of such Plan Shares as a taxable compensation event. If the Award Recipient or Purchaser files such election he or she will include in his or her gross income as compensation for the year of the Award or the purchase of Plan Shares, respectively, the excess, if any, of the fair market value of such Plan Shares (determined without regard to any lapse restriction) over the amount he or she paid therefor, and the appropriate member of the Ward Group will be entitled to a compensation deduction in the amount of such excess.
(A "lapse restriction" is any restriction, such as a vesting requirement, whether imposed by agreement or by law, other than a restriction which by its terms will never lapse.) Although the Internal Revenue Service ("IRS") may consider Plan Shares vested under the Stockholders Agreement and purchased by the exercise of Options not subject to substantial risk of forfeiture for purposes of the federal income tax laws, by making a section 83(b) election, a Purchaser through the exercise of an Option can ensure inclusion in income in the year the Option is exercised of the difference at exercise between the fair market value (determined without regard to any lapse restriction) of the Plan Shares with respect to which the Option was exercised and the Option exercise price multiplied by the number of Plan Shares with respect to which the Option was exercised. In determining the fair market value of Plan Shares (determined without regard to any lapse restriction) for the purpose of computing the amount of compensation includable in an Award Recipient or Purchaser's gross income, the IRS will not be bound by the fair market value as determined by any other party and may consider all the facts and circumstances.

        The disadvantage of a section 83(b) election is that if Plan Shares are subsequently forfeited or disposed of in a transaction that is in substance a forfeiture while such Plan Shares are in fact nontransferable and subject to a substantial risk of forfeiture, then no loss or other deduction will be allowed for the amount, if any, included as compensation at the time of the transfer. Except for such limitation, if the Plan Shares are subsequently sold, the Award Recipient or Purchaser generally will recognize capital gain or loss (either short-term or long- term, as applicable) on such sale equal to the difference between the sales price and the tax basis of the Plan Shares, i.e., the fair market value of the Plan Shares (determined without regard to any lapse restriction) at the time of the Award or purchase of Plan Shares, respectively.

        Plan Shares acquired upon exercise of Options are generally "vested shares" under the Stockholders' Agreement and the Terms and Conditions. Vested shares, although subject to numerous restrictions under the Stockholders' Agreement and the Terms and Conditions, will probably not be considered nontransferable and subject to substantial risk of forfeiture for purposes of the federal income tax laws. Accordingly, to the extent the fair market value of such Plan Shares exceeds the amount paid therefor, such excess shall constitute compensation income to the Purchaser.

        In general, amounts treated as compensation income to a participant in the Plan (such as amounts treated as compensation under the rules described above) constitute wages subject to withholding of income taxes and social security taxes.

        The following table sets forth the benefits which are currently expected to be granted during 1997 under the Plan to the Named Executive Officers, to the executive officers of the Company, as a group, to the directors of the Company who are not executive officers, as a group, and to the Company's associates who are not executive officers, as a group, to the extent that such benefits have been determined. Additional benefits may be granted during 1997, but such grants are not determinable at this time.

                    NEW PLAN BENEFITS

Name and
Position or Group                  Number of Units

Bernard F. Brennan -                        0
Chairman

G. Joseph Reddington                        0

Michael Searles -                           0
President, Softlines

Robert J. Stevenish                         0

Spencer H. Heine -                    225,000 1
Executive Vice President,
Secretary and General Counsel

Frederick E. Meiser                         0

Executive Group                     4,321,219 2

Non-Executive Director Group                0

Non-Executive Officer Employee Group  400,000 3

____________________

1 See "EXECUTIVE COMPENSATION -- CERTAIN ARRANGEMENTS" and "APPROVAL OF CERTAIN STOCK OPTION GRANTS."

2 Number of Class A Shares underlying options to be granted under the Plan which executive officers have been informed they will receive. Includes options to be granted to Messrs. Goddu, Donoho, Grimes and Heine, upon stockholder approval at the Annual Meeting, as provided herein. Further grants may be awarded to executive officers of the Company during 1997 under the Plan as amended, but the numbers of shares underlying such grants are not determinable at this time.

3 Number of Class A Shares underlying options to be granted under the Plan which associates who are not executive officers have been informed they will receive. Includes options to be granted to Messrs. Taylor and Freeman upon stockholder approval at the Annual Meeting, as provided herein. Further grants may be awarded to associates of the Company during 1997 under the Plan as amended, but the numbers of shares underlying such grants are not determinable at this time.


          APPROVAL OF CERTAIN STOCK OPTION GRANTS

        In the Goddu Agreement, the Company agreed that, subject to stockholder approvals which are to be obtained at the Annual Meeting pursuant hereto, he would be granted an option to purchase Series 3 Shares representing 5% of the outstanding shares of Common Stock (on a fully-diluted basis). For purposes of this calculation, the number of Series 3 Shares underlying such options is to be adjusted upwards from time to time until the last day of the Company's 1998 fiscal year to give effect to grants of stock options after December 20, 1996 to management employees of Montgomery Ward covering up to 10% of the outstanding shares of Common Stock on a fully-diluted basis. Pursuant to the Goddu Agreement, Mr. Goddu's options are to have an exercise price of $7.32 per share (the Fair Market Value per Share of a Class A Share, as determined pursuant to the Stockholders' Agreement) and become exercisable on the basis of cumulative installments of 25% of the underlying Series 3 Shares on the last day of each of the Company's 1997, 1998, 1999 and 2000 fiscal years, provided that no portion of the option shall become exercisable unless, at the applicable date of determination, Mr. Goddu is, and has been at all times since the grant of the option, employed by Montgomery Ward. The exercisable portion of the option shall remain exercisable until the earliest of (i) three (3) months following the date of cessation of Mr. Goddu's employment with Montgomery Ward, which occurs due to his voluntary termination or the termination of his employment by Montgomery Ward for cause; (ii) the third anniversary of the date of cessation of Mr. Goddu's employment with Montgomery Ward for any other reason; or (iii) the tenth anniversary of the date of grant of the option.

        As of April 15, 1997, the number of shares of Common Stock outstanding, on a fully-diluted basis, and including the options to be granted to Messrs. Donoho, Grimes, Heine, Taylor and Freeman, as described herein, was 49,328,149. Therefore, Mr. Goddu's option will initially be granted with respect to 2,596,219 Series 3 Shares, subject to upward adjustment as described above.

        On April 28, 1997, the Board of Directors of the Company, acting as the Director Plan Committee, approved the grant of such option to Mr. Goddu, subject to approval by the stockholders of the Company of the Certificate Amendment, the Plan Amendment and the grant of such options. The Board of Directors recommends a vote FOR approval of the options to be granted to Mr. Goddu.

        Mr. Donoho, the Company and Montgomery Ward entered into an Employment Agreement dated as of January 31, 1997, which provides, in part, that the Company would grant to Mr. Donoho an option to purchase 1,000,000 Series 3 Shares. Such options will have an exercise price of $7.32 per share (the Fair Market Value per Share of a Class A Share, as determined pursuant to the Stockholders' Agreement) and become exercisable based on the following schedule -- 400,000 Series 3 Shares on February 1, 1998; 300,000 Series 3 Shares on February 1, 1999; and 300,000 Series 3 Shares on February 1, 2000, provided that no portion of the option will become exercisable unless Mr. Donoho is, on the applicable date of determination, and has been at all times since the grant of the option, employed by Montgomery Ward. The exercisable portion of the option shall remain exercisable until the earliest of (i) three (3) months following the date of cessation of Mr. Donoho's employment with Montgomery Ward, which occurs due to his voluntary termination or the termination of his employment by Montgomery Ward for cause; (ii) the third anniversary of the date of cessation of Mr. Donoho's employment with Montgomery Ward for any other reason; or (iii) the tenth anniversary of the date of grant of the option.

        On April 28, 1997, the Board of Directors of the Company, acting as the Director Plan Committee, approved the grant of such option to Mr. Donoho, subject to approval by the stockholders of the Company of the Certificate Amendment, the Plan Amendment and the grant of such options. The Board of Directors recommends a vote FOR approval of the options to be granted to Mr. Donoho.

        Mr. Grimes and Montgomery Ward entered into a letter agreement dated as of January 28, 1997, which provides, in part, that the Company would grant to Mr. Grimes an option to purchase 500,000
Series 3 Shares. Such options will have an exercise price of $7.32 per share (the Fair Market Value per Share of a Class A Share, as determined pursuant to the Stockholders' Agreement) and become exercisable based on the following schedule -- 200,000 Series 3
Shares on February 1, 1998; 150,000 Series 3 Shares on February 1, 1999; and 150,000 Series 3 Shares on February 1, 2000, provided that no portion of the option will become exercisable unless Mr. Grimes is, on the applicable date of determination, and has been at all times since the grant of the option, employed by Montgomery Ward (unless Montgomery Ward initiates a termination of Mr. Grimes' employment without cause (as defined in such letter agreement), in which case vesting of his options will continue through February 1,
2000). The exercisable portion of the option shall remain exercisable until the earliest of (i) two (2) months following the date of cessation of Mr. Grimes' employment with Montgomery Ward, which occurs due to his voluntary termination or the termination of his employment by Montgomery Ward for cause; (ii) the second anniversary of the date of cessation of Mr. Grimes' employment with Montgomery Ward for any other reason; or (iii) the tenth anniversary of the date of grant of the option.

        On April 28, 1997, the Board of Directors of the Company, acting as the Associate Plan Committee, approved the grant of such option to Mr. Grimes, subject to approval by the stockholders of the Company of the Certificate Amendment, the Plan Amendment and the grant of such options. The Board of Directors recommends a vote FOR approval of the options to be granted to Mr. Grimes.

        Mr. Heine and Montgomery Ward entered into a letter agreement dated as of April 11, 1997, which provides, in part, that the Company would grant to Mr. Heine an option to purchase 225,000 Series 3 Shares. Such options will have an exercise price of $7.32 per share (the Fair Market Value per Share of a Class A Share, as determined pursuant to the Stockholders' Agreement) and become exercisable based on the following schedule -- 75,000 Series 3 Shares on April 1, 1998; 75,000 Series 3 Shares on April 1, 1999; and 75,000 Series 3 Shares on April 1, 2000, provided that no portion of the option will become exercisable unless Mr. Heine is, on the applicable date of determination, and has been at all times since the grant of the option, employed by Montgomery Ward (unless Montgomery Ward initiates a termination of Mr. Heine's employment without cause (as defined in such letter agreement), in which case vesting of his options will continue through April 1, 2000). The exercisable portion of the option shall remain exercisable until the earliest of (i) two (2) months following the date of cessation of Mr. Heine's employment with Montgomery Ward, which occurs due to his voluntary termination or the termination of his employment by Montgomery Ward for cause; (ii) the second anniversary of the date of cessation of Mr. Heine's employment with Montgomery Ward for any other reason; or (iii) the tenth anniversary of the date of grant of the option.

        On April 28, 1997, the Board of Directors of the Company, acting as the Associate Plan Committee, approved the grant of such option to Mr. Heine, subject to approval by the stockholders of the Company of the Certificate Amendment, the Plan Amendment and the grant of such options. The Board of Directors recommends a vote FOR approval of the options to be granted to Mr. Heine.

        Mr. Taylor and Montgomery Ward entered into a letter agreement dated as of February 17, 1997, which provides, in part, that the Company would grant to Mr. Taylor an option to purchase 200,000
Series 3 Shares. Such options will have an exercise price of $7.32 per share (the Fair Market Value per Share of a Class A Share, as determined pursuant to the Stockholders' Agreement) and become exercisable based on the following schedule -- 80,000 Series 3 Shares on March 1, 1998; 60,000 Series 3 Shares on March 1, 1999; and 60,000 Series 3 Shares on March 1, 2000, provided that no portion of the option will become exercisable unless Mr. Taylor is, on the applicable date of determination, and has been at all times since the grant of the option, employed by Montgomery Ward (unless Montgomery Ward initiates a termination of Mr. Taylor's employment without cause (as defined in such letter agreement), in which case vesting of his options will continue through March 1, 2000). The exercisable portion of the option shall remain exercisable until the earliest of
(i) two (2) months following the date of cessation of Mr. Taylor's employment with Montgomery Ward, which occurs due to his voluntary termination or the termination of his employment by Montgomery Ward for cause; (ii) the second anniversary of the date of cessation of Mr. Taylor's employment with Montgomery Ward for any other reason; or
(iii) the tenth anniversary of the date of grant of the option.

        On April 28, 1997, the Board of Directors of the Company, acting as the Associate Plan Committee, approved the grant of such option to Mr. Taylor, subject to approval by the stockholders of the Company of the Certificate Amendment, the Plan Amendment and the grant of such options. The Board of Directors recommends a vote FOR approval of the options to be granted to Mr. Taylor.

        Mr. Freeman and Montgomery Ward entered into a letter agreement dated as of March 19, 1997, which provides, in part, that the Company would grant to Mr. Freeman an option to purchase 200,000 Series 3 Shares. Such options will have an exercise price of $7.32 per share (the Fair Market Value per Share of a Class A Share, as determined pursuant to the Stockholders' Agreement) and become exercisable based on the following schedule -- 80,000 Series 3 Shares on April 1, 1998; 60,000 Series 3 Shares on April 1, 1999; and 60,000 Series 3 Shares on April 1, 2000, provided that no portion of the option will become exercisable unless Mr. Freeman is, on the applicable date of determination, and has been at all times since the grant of the option, employed by Montgomery Ward (unless Montgomery Ward initiates a termination of Mr. Freeman's employment without cause (as defined in such letter agreement), in which case vesting of his options will continue through April 1, 2000). The exercisable portion of the option shall remain exercisable until the earliest of (i) two (2) months following the date of cessation of Mr. Freeman's employment with Montgomery Ward, which occurs due to his voluntary termination or the termination of his employment by Montgomery Ward for cause;
(ii) the second anniversary of the date of cessation of Mr. Freeman's employment with Montgomery Ward for any other reason; or (iii) the tenth anniversary of the date of grant of the option.

        On April 28, 1997, the Board of Directors of the Company, acting as the Associate Plan Committee, approved the grant of such option to Mr. Freeman, subject to approval by the stockholders of the Company of the Certificate Amendment, the Plan Amendment and the grant of such options. The Board of Directors recommends a vote FOR approval of the options to be granted to Mr. Freeman.


      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1996, Montgomery Ward and the Northern Trust Company (the "Bank"), replacing earlier lines of credit, arranged a line of credit of which $614,364.18 is currently available to six associates, including executive officers of the Company (the "Line of Credit Program"). A committee of the Board of Directors of the Company (consisting of Messrs. Brennan and Lieberman) determines which associates are eligible to borrow money under the Line of Credit program and the maximum amounts which each, respectively, can borrow. Any executive officer desiring to borrow money from the Bank under the Line of Credit Program is required to pledge to such Bank as collateral a number of Class A Shares of vested stock of the Company held by the individual, the fair market value of which is equal to twice the amount the individual desires to borrow. All loans are payable on June 21, 1998, and interest is payable monthly. Any loan may be prepaid without penalty. Interest accrues at the Bank's prime rate. The Company has agreed with the Bank that, in the event any individual should default upon his or her repayment obligations, the Company will purchase the note from the Bank or purchase the pledged stock from the Bank at the fair market value with the entire amount defaulted upon to be paid by the Company if, and to the extent, the defaulted amount exceeds the amount of the payment for the Class A Shares. As of December 28, 1996, one (1) loan in excess of $60,000 is outstanding to executive officers of the Company under the Line of Credit Program: Robert A. Kasenter, Executive Vice President of the Company, for $300,000.

        Montgomery Ward entered into a Bank Credit Card Program Agreement ("Card Agreement") effective April 1, 1996 with Monogram Credit Card Bank of Georgia ("Monogram"), and an Account-Related Agreement ("Account Related Agreement") effective April 1, 1996 with Montgomery Ward Credit Corporation ("Montgomery Ward Credit") (collectively referred to as the "Agreements") pursuant to which Monogram and Montgomery Ward Credit (collectively referred to as the "Credit Companies"), both of which are affiliates of GE Capital, make payments to Montgomery Ward as to their receivables generated by sales to customers of Montgomery Ward, its affiliates and licensees who utilize the Montgomery Ward private label credit card, and pursuant to which Agreements the Credit Companies provide services to Montgomery Ward. Set forth below is a description of various transactions entered into in connection with the Agreements. Unless otherwise specified, information given is for aggregate transactions under both the Card Agreement and the Account Related Agreement. As of December 28, 1996, there were $5.2 billion of Montgomery Ward private label credit card receivables owned by the Credit Companies. During the 1996, 1995 and 1994 fiscal years, the Credit Companies paid to Montgomery Ward, pursuant to the Agreements and predecessor agreements, approximately $3.6 billion, $3.9 billion, and $4.1 billion, respectively, in respect of such receivables. As of April 1, 1997, the Credit Companies have paid approximately $633 million to Montgomery Ward in respect of such receivables during the current fiscal year. Effective April 1, 1996, Montgomery Ward generally bears the risk of credit losses due to non-payment by cardholders to the extent of (i) the amount of credit losses that are between 3.9% and 5.0% of average outstanding receivables, plus (ii) 50% of credit losses that are between 5.0% and 8.0% of average outstanding receivables, subject to offsets described below relating to Montgomery Ward's share of certain incremental increases in finance charges and late fees payable by cardholders. Montgomery Ward has executed notes which total $333 million for its unpaid share of credit losses through 1996 under the current and prior arrangements. Montgomery Ward's net unpaid liability for credit losses for 1991 through 1997 will be consolidated pursuant to a continuation note due in early 2003, provided (i) the outstanding balance of such note cannot exceed $300 million, (ii) monthly principal payments are required as follows: $1.0 million, $1.417 million, $2.75 million, $1.25 million, $417,000 and $417,000 for 1997, 1998, 1999, 2000, 2001
and 2002, respectively, and (iii) starter card losses are payable currently. Interest on Montgomery Ward's unpaid liability for credit losses is payable at a rate equal to rates on comparable borrowings of Montgomery Ward. In exchange for Montgomery Ward's agreement to allow the Credit Companies to increase finance charge rates and late fees in selected states during and prior to 1996, Montgomery Ward receives a share of incremental finance charges and late fees resulting from such increases which is available for offset against Montgomery Ward's unpaid liability for its share of credit losses.
To the extent not currently paid or offset, such amounts earn interest at the same rate as amounts owned by Montgomery Ward to Montgomery Ward Credit. The Credit Companies also provide administrative services in connection with Signature products. Fees paid by Signature to the Credit Companies were approximately $6 million, $6 million, and $5 million for Montgomery Ward's 1996, 1995 and 1994 fiscal years, respectively.

        In addition to the Agreements, Lechmere Inc., a wholly-owned subsidiary of Montgomery Ward ("Lechmere"), entered into an Interim Consumer Credit Card Program Agreement (the "Lechmere Agreement") effective March 13, 1996 with Monogram pursuant to which Monogram makes payments to Lechmere in the face amount of Monogram's receivables generated by sales to customers of Lechmere who utilize the Lechmere private label credit card system that is provided by Monogram pursuant to the Lechmere Agreement. The Lechmere Agreement provides that it will terminate upon the earlier of May 31, 1997 and the execution of a long-term agreement between the parties. A term sheet was executed as of March 7, 1997 outlining the major provisions that the parties intend to incorporate in the long-term agreement. The term sheet contemplates that Montgomery Ward will (i) be responsible for 50% of credit losses that are between 3.9% and 5.0% of average outstanding receivables, (ii) receive a one time payment of $3.0 million in consideration of entering into the agreement,
(iii) be responsible for a payment to Monogram of approximately $2.483 million representing 50% of the reserve established when Monogram purchased the Lechmere portfolio from the previous provider of the Lechmere private label credit card, and (iv) receive 50% of the net income generated from the portfolio in excess of a 17.5% return.

        Montgomery Ward and Lechmere also entered into an agreement on April 3, 1996 for the sale of certain commercial customer receivables to Montgomery Ward Credit. As of December 28, 1996, there were
$1.178 million of commercial customer receivables owned by Montgomery Ward Credit. During 1996, Montgomery Ward Credit paid $2.596 million to Montgomery Ward and Lechmere pursuant to this agreement and, as of April 1, 1997, Montgomery Ward Credit has paid $1.436 million to Montgomery Ward and Lechmere in respect of such receivables during the current fiscal year.

        Montgomery Ward and Lechmere have entered into a Program Agreement dated October 12, 1989, as amended on March 6, 1997, with GE Capital, under which GE Capital pays certain manufacturers and distributors a discounted invoice price of products acquired by Montgomery Ward and Lechmere and whereby Montgomery Ward and Lechmere reimburse GE Capital for such payments according to an agreed-upon schedule. The aggregate amount of outstanding payments and other amounts payable under the Program Agreement is not to exceed $550 million at any one time. During the Company's 1996 fiscal year, Montgomery Ward and Lechmere reimbursed approximately $1.022 billion to GE Capital under the Program Agreement and the largest amount payable at any time during such fiscal year was approximately $405 million. As of April 1, 1997, Montgomery Ward and Lechmere have reimbursed approximately $253 million under the Program Agreement during the current fiscal year and the largest amount payable at any time during the first quarter of the current fiscal year was approximately $471 million. The Company anticipates continuing reimbursement obligations pursuant to the Program Agreement, as amended.

        Montgomery Ward entered into a Credit Agreement (the "Seasonal Credit Agreement") dated as of October 4, 1996 with various lenders, including GE Capital. The Seasonal Credit Agreement expires August 29, 1997 and provides a revolving loan facility in the principal amount of $165 million, of which $55 million (representing one-third of the total commitment) would be provided by GE Capital. Under the Seasonal Credit Agreement, Montgomery Ward may select among several interest rate options which are based on market rates. As of April
1, 1997, Montgomery Ward has never drawn upon the facility provided by the Seasonal Credit Agreement.

        General Electric Company, the indirect parent of GE Capital, is, in the ordinary course of its business, a major supplier of consumer goods to Montgomery Ward for sale at Montgomery Ward's stores in the ordinary course of its business.

        If the Certificate Amendment, in support of which this Proxy Statement is issued, is adopted, GE Capital will own all of the shares of Series C Preferred Stock issued and outstanding.

        As more fully described above, Mr. Goddu is indebted to the Company under the Goddu Note in the initial principal amount of $2,000,000 and Mr. Brennan is indebted to the Company in connection with the loan provided him pursuant to the Relationship Agreement in the initial principal amount of $12,500,000. See "EXECUTIVE COMPENSATION -- CERTAIN ARRANGEMENTS."

        Myron Lieberman, a director of the Company and Montgomery Ward, is a senior partner in the law firm of Altheimer & Gray. Altheimer & Gray renders legal services to the Company and its subsidiaries as the regular outside counsel to the Company and its subsidiaries.
During the Company's 1996 fiscal year, the Company paid fees of $3,463,169 to Altheimer & Gray.

        If the Certificate Amendment and the Plan Amendment, in support of which this Proxy Statement is issued, are adopted, and if the grants of options to Messrs. Goddu, Donoho, Grimes, Heine, Taylor and Freeman are approved, the Company anticipates that it will grant options to purchase a number of the additional Series 3 Shares pursuant to the Plan to key associates, including such individuals, and, in certain limited cases, consultants to the Company and its subsidiaries. Executive officers and directors of the Company are likely to be among the recipients of such Options.

                 SECTION 16(a) REPORTING

        Section 16(a) of the Securities Exchange Act of 1934, and the rules promulgated thereunder, requires the Company's executive officers, directors and holders of 10% or more of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. GE Capital did not timely file with the SEC a Form 4, Statement of Changes in Beneficial Ownership, with respect to the purchase by GE Capital of preferred stock of the Company on March 29, 1996. The Form 4 with respect to such transaction was due no later than April 10, 1996. In addition, neither Mr. Stewart nor Mr. Wendt timely filed with the SEC a Form 3, Initial Statement of Beneficial Ownership of Securities, with respect to their appointment to the Board of Directors of the Company in December 1996. The Form 3 with respect to the appointments of Messrs. Stewart and Wendt were due no later than December 20, 1996 and December 27, 1996, respectively.

                   INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of Arthur Andersen LLP as independent auditors for the Company and its subsidiaries for the fiscal year ending January 3, 1998. Arthur Andersen LLP has served as the Company's independent auditors since the Company's organization in 1988 and as independent auditors for Montgomery Ward and its subsidiaries for many years.

        It is not anticipated that representatives of Arthur Andersen LLP will be present at the meeting.

              FINANCIAL AND OTHER INFORMATION

        The following information is incorporated by reference to the Company's Annual Report on Form 10-K for its fiscal year ended
December 28, 1996, a copy of which is included herewith:

Information                                               Page No.
Audited Financial Statements of the Company                 28-78

Supplementary Financial Information                           N/A

Management's Discussion and Analysis of                     20-27
Financial Condition and Results of Operations

        The Company has not had, during the Company's two most recent fiscal years, any disagreements with Arthur Andersen LLP, the Company's independent accountants, with respect to accounting matters.

                      OTHER BUSINESS

        The Company is not aware of any business or matter other than those indicated above which may properly be presented at the meeting.

             PROXY SOLICITATION AND REVOCATION

        The enclosed form of written consent is solicited on behalf of the Board of Directors and is revocable at any time prior to the filing of the amendment to the Certificate of Incorporation to be authorized thereby. The cost of soliciting consents will be borne by the Company.

                   STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the 1998 annual meeting of stockholders must have been received by the Company no later than December 31, 1997, in order to be considered for inclusion in the Company's proxy statement and form or proxy relating to such meeting.

        By Order of the Board of Directors,

                 Spencer H. Heine
                 Executive Vice President,
                 Secretary and General Counsel

                          ANNEX A

                 CERTIFICATE OF AMENDMENT
                             TO
               CERTIFICATE OF INCORPORATION
                            OF
               MONTGOMERY WARD HOLDING CORP.


        MONTGOMERY WARD HOLDING CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        1. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 8, 1988 and recorded in the Office of the Recorder of Kent County, Delaware. The name under which the Corporation was originally incorporated is BFB Acquisition Corp.

        2. A Certificate of Correction of Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on February 9, 1988.

        3. The original Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on June 17, 1988 and amendments thereto were filed on each of June 20, 1988; June 24, 1988; January 30, 1990; and
March 20, 1992.

        4. The Second Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on June 25, 1992 and an amendment thereto was filed on April 27, 1994.

        5. The Third Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of Delaware on June 28, 1994, and amendments thereto were filed on each of October 25, 1994; and March 29, 1996.

        6. The Board of Directors of the Corporation, at a meeting duly called and held, authorized, adopted and approved resolutions proposing and declaring advisable the Third Amendment to the Third Restated Certificate of Incorporation of the Corporation, setting forth amendments to Article FOURTH thereof as follows:

        The introduction to Article FOURTH thereof is amended in its entirety to read as follows:

             "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is sixty-seven million eight hundred thirty-eight thousand seven hundred fifty (67,838,750) consisting of the following amounts in the following designations:

                  1.   Common Stock.   Sixty-seven million eight
             hundred twelve thousand (67,812,000) shares of Common Stock, par value one cent ($0.01) per share (hereinafter referred to as "Common Stock"), which shall consist of the following classes:

                       (a)  forty-two million eight hundred twelve
                  thousand (42,812,000) shares of Class A Common Stock (hereinafter referred to as "Class A Common Stock"), which shall consist of the following series:

                            (i)  twenty-five million (25,000,000)
                       shares of Class A Common Stock, Series 1
                       (hereinafter referred to as "Class A Common
                       Stock, Series 1"), and

                            (ii) five million four hundred twelve
                       thousand (5,412,000) shares of Class A Common Stock, Series 2 (hereinafter referred to as "Class A Common Stock, Series 2"), and

                            (iii)     twelve million four hundred
                       thousand (12,400,000) shares of Class A
                       Common Stock, Series 3 (hereinafter referred to a "Class A Common Stock, Series 3"), and

                       (b)  twenty-five million (25,000,000) shares
                  of Class B Common Stock (hereinafter referred to as the "Class B Common Stock").

                  2. Preferred Stock. Twenty-six thousand seven hundred fifty (26,750) shares of Preferred Stock, par value one dollar ($1.00) per share (hereinafter referred to as "Preferred Stock"), which shall consist of the following classes:

                       (a)  one thousand seven hundred fifty
                  (1,750) shares of Senior Preferred Stock
                  (hereinafter referred to as "Senior Preferred
                  Stock"), and

                       (b)  twenty-five thousand (25,000) shares of
                  Preferred Stock, which may be issued from time to time in one or more series ("Additional Preferred Stock").

             Such shares of Common Stock and Preferred Stock may be issued for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors, and shares issued for not less than the consideration so fixed shall be fully paid and non-assessable.

             A statement of the powers, preferences, rights, qualifications, limitations, restrictions and the relative, participating, optional and other special rights in respect of the shares of each class or series of stock is as follows."

        Section A.2(a) is amended by deleting the words "nor less than ten (10) days" where such words appear in such paragraph.

        A new Part B is added after Part A to read as follows, and Part B is hereby relettered as Part C and all references in such Part B to Section B are similarly changed to Section C:

           "PART B.  ADDITIONAL PREFERRED STOCK

        1. Shares of Additional Preferred Stock may be issued from time to time in one or more series and the Board of Directors is authorized to provide for the issuance of the shares of Additional Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

        2. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

             (i) The number of shares constituting that series and the distinctive designation of that series;

             (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

             (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

             (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

             (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

             (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

             (viii) Any other relative rights, preferences and limitations of that series."

         Section 2(b)(i) of Part C of Article FOURTH is amended in its entirety to read as follows:

              "(i) At such time, if any, as GE Capital and GE Capital Affiliates shall cease to own, in the aggregate, beneficially or of record, twenty percent (20%) or more of the shares of Common Stock which GE Capital and GE Capital Affiliates purchased in June 1988, the number of directors shall be automatically changed to nine (9), the holders of the Class A Common Stock, voting as a class, shall be entitled to elect seven (7) of such directors, and the holders of the Class B Common Stock, voting as a class, shall be entitled to elect two (2) of such directors; provided, however, that as long as the Account Purchase Agreement referred to in the Stockholders Agreement is in effect and GE Capital or any GE Capital Affiliate shall own beneficially or of record any shares of Class B Common Stock, GE Capital shall have the right to elect one (1) of the two (2) directors which the holders of the Class B Common Stock shall be entitled to elect and all other holders of Class B Common Stock in the aggregate shall be entitled to elect the other of the two (2) directors which the holders of Class B Common Stock shall be entitled to elect. A vacancy in the directorships to be elected, respectively, by the holders of the Class A Common Stock or the Class B Common Stock may be filled only by the vote or written consent of the holders of Class A Common Stock or Class B Common Stock, as the case may be."

        The word "Senior" is hereby deleted in Section C.5 in each place that it occurs.

        7. The Stockholders of the Corporation, by written consent of the holders of a majority of the outstanding Common Stock, adopted resolutions authorizing, adopting and approving the aforesaid amendments to Article FOURTH of the Third Restated Certificate of Incorporation of the Corporation.

        8. Except to the extent specifically provided to the contrary in this Certificate of Amendment, the terms, provisions and conditions of the Certificate of Incorporation of the Corporation shall remain unamended and in full force and effect.

        9. This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, MONTGOMERY WARD HOLDING CORP. has caused this certificate to be signed by Roger V. Goddu, its Chief Executive Officer, and attested by Spencer H. Heine, its Secretary, this _____day of _______________, 1997.


                             MONTGOMERY WARD HOLDING CORP.



                             By:______________________
                                    Roger V. Goddu,
                                Chief Executive Officer


                                 (CORPORATE SEAL)




                            ATTEST:



                            By:_____________________
                                 Spencer H. Heine
                                    Secretary

                          ANNEX B

             CERTIFICATE OF STOCK DESIGNATION
                            OF
               MONTGOMERY WARD HOLDING CORP.

   Certificate of the Designation, preferences and relative
participating, optional and other special rights of the Series C
Preferred Stock, par value $1.00 per share, and the qualifications, limitations and restrictions thereof which have not been set forth in the Certificate of Incorporation, as amended.
          _______________________________________

      Pursuant to Sections 141 and 151 of the General
         Corporation Law of the State of Delaware
          _______________________________________

   The undersigned, Roger V. Goddu, as Chief Executive Officer of Montgomery Ward Holding Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the Board of Directors of the Corporation, by unanimous written consent, duly adopted the following resolution:

RESOLVED: That the Board of Directors hereby provides for the issue of a series of shares pursuant to the provisions of Part B of Article FOURTH of the Certificate of Incorporation of $1.00 par value Additional Preferred Stock of the Corporation and hereby fixes for designation, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, as follows:

This series is designated as the Series C Preferred Stock of the Corporation (the "Series C Preferred Stock"). Except as otherwise provided herein, each share of Series C Preferred Stock shall be identical in all respects to all other shares of Series C Preferred Stock and shall entitle the holder thereof to the same rights and privileges as to which the holders of the other shares of Series C Preferred Stock are entitled. The Series C Preferred Stock shall consist of 1,000 shares, as issued from time to time and as decreased from time to time (but not below the number of shares of the Series C Preferred Stock then outstanding), by further resolution of the Board of Directors.

       1.   Rank.     The Series C Preferred Stock shall, with respect
to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, but junior to the Senior Preferred Stock.

       2.   Dividends.

              (a) In each year, the holders of the shares of Series C Preferred Stock shall be entitled to receive, before any dividends shall be declared and paid upon or set aside for the Common Stock or any other Stock Junior to the Series C Preferred Stock (defined in
            Section 2(a)(i)(A)), when and as declared by the Board of Directors, except as may be prohibited by Section 5, out of funds legally available for that purpose, cumulative cash dividends payable quarterly in arrears on the last business day of March, June, September and December (each of such dates being a "Dividend Payment Date") at a rate per annum equal to 15% based on the then effective Liquidation Payment (defined in Section 3(a)) (computed after taking into account Accrued Dividends (defined in Section 2(c)(i)) (the "Dividend Rate"); provided, however, that the dividend payable on the Dividend Payment Date with respect to any share of Series C Preferred Stock first occurring after the date of first issuance (the "Issuance Date") shall be based upon the number of days from and including March 4, 1997 (the "Initial Accrual Date") up to and including such Dividend Payment Date and a 365-day year. The period from the Initial Accrual Date to the initial Dividend Payment Date and each quarterly period between consecutive Dividend Payment Dates, shall hereinafter be referred to as a "Dividend Period." Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than sixty
            (60) days prior to the respective Dividend Payment Date. Dividends on the Series C Preferred Stock shall be cumulative from the Initial Accrual Date (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends). If for any reason the full dividend on any Dividend Payment Date is not paid in cash, the unpaid amount of such Accrued Dividend shall automatically without any further action of the Board of Directors be deemed added to the amount of the Liquidation Payment on such Dividend Payment Date. It is further provided that:

                 (i)  except as provided in Section 2(a)(ii),
              the Corporation shall not take any of the following actions:

                      (A)  declare, order or pay any dividend
                 on any class of stock ranking as to dividends or on liquidation junior to the Series C Preferred Stock (such junior stock being herein sometimes referred to as the "Stock Junior to the Series C Preferred Stock"), or

                      (B)  redeem any Stock Junior to the
                 Series C Preferred Stock,

              (each of such actions described in clauses
              2(a)(i)(A) or (B) above being herein sometimes referred to as a "Junior Distribution" and the proposed date of each such action being herein sometimes referred to as a "Proposed Junior Distribution Date") if the Corporation shall not, on or before the Proposed Junior Distribution Date, have completed both of the following:

                      (1) declared on the outstanding shares of
                 Series C Preferred Stock, and paid or set apart for payment, all "Accrued Dividends" (defined in Section 2(c)(i)) to the Proposed Junior
                 Distribution Date and

                      (2) paid or deposited as required in this
                 Certificate of Designation all amounts payable to holders of Series C Preferred Stock in respect of the mandatory redemption required to have been paid or deposited for their benefit on the "Mandatory Redemption Date" (defined in
                 Section 4(i), if such Mandatory Redemption Date occurs on or prior to such Proposed Junior Distribution Date.

                 (ii) the Corporation may redeem or purchase any
              shares of Common Stock in accordance with either
              (x) the terms, conditions and provisions of the "Stockholders Agreement" (defined in Section C.1 of Article FOURTH of the Certificate of Incorporation) or (y) the Terms and Conditions (as defined in the

              Stockholders Agreement), if on or before the date of each such proposed Common Stock redemption or purchase (each such time, with respect to redemptions or purchases under either the Stockholders Agreement or the Terms and Conditions, being herein sometimes referred to as a "Proposed Common Stock Repurchase Date"), the Corporation shall have:

                      (A) declared on the outstanding shares of
                 Series C Preferred Stock, and paid or set apart for payment, all Accrued Dividends (defined in Section 2(c)(i)) through all Dividend Payment Dates occurring on or prior to such Proposed Common Stock Repurchase Date, and

                      (B) paid or deposited as required in this
                 Certificate of Designation all amounts payable to holders of Series C Preferred Stock in respect of the mandatory redemption required to have been paid or deposited for their benefit on the "Mandatory Redemption Date" (defined in
                 Section 4(i)), if such Mandatory Redemption Date occurs on or prior to such Proposed Common Stock Repurchase Date.

            All dividends declared upon Series C Preferred Stock and any other class of stock ranking on a parity as to dividends with the Series C Preferred Stock shall be declared pro rata per share.

              (b) Each fractional share of the Series C Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends to which each outstanding full share of the Series C Preferred Stock is entitled pursuant to Section 2(a) hereof, and all of such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in Section 2(a) with respect to dividends on each outstanding full share of the Series C Preferred Stock.

              (c)     Definitions.

                 (i) The term "Accrued Dividends" with respect to the Series C Preferred Stock shall mean, as of any given time, the then "Full Cumulative Dividends" (defined in Section 2(c)(ii)) less the amount of all dividends theretofore paid in cash upon the relevant shares of Series C Preferred Stock.

                 (ii) The term "Full Cumulative Dividends" with
              respect to the Series C Preferred Stock shall mean (whether or not in any Dividend Period, or any part thereof, in respect of which such term is used there shall have been net profits or net assets of the Corporation legally available for the payment of such dividends) that amount which shall be equal to dividends upon the relevant shares at the full rate fixed for Series C Preferred Stock as provided herein for the period of time elapsed from the Initial Accrual Date to the date as of which Full Cumulative Dividends are computed.

              (d) Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased or exchanged, shall not be reissued.

            3.   Rights on Liquidation, Dissolution or Winding
                 Up.

              (a)     In the event of any liquidation,
            dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, except as may be prohibited by Section 5, but after payments required to be made to the holders of any stock ranking senior upon liquidation to the Series C Preferred Stock and before any payment shall be made to the holders of any stock ranking on liquidation junior to the Series C Preferred Stock, an amount equal to one hundred thousand dollars ($100,000) per share, plus an amount equal to Accrued Dividends (as defined in Section 2(c)(i)) to the date of payment (the "Liquidation Payment"). If upon any liquidation, dissolution or winding up of the Corporation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amounts to which they respectively shall be entitled, the holders of shares of Series C Preferred Stock, and any class of stock ranking on liquidation on a parity with the Series C Preferred Stock, shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. In the event of any liquidation, dissolution or winding up of the Corporation after payment shall have been made to the holders of shares of Series C Preferred Stock and any class of stock ranking on liquidation on a parity with the Series C Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any class or classes of stock ranking on liquidation junior to the Senior Preferred Stock shall be entitled, to the exclusion of the holders of shares of Series C Preferred Stock, to share, according to their respective rights and preferences, in all remaining assets of the Corporation available for distribution to its stockholders.

              (b)     The Liquidation Payment with respect to
            each fractional share of the Series C Preferred Stock outstanding shall be equal to a ratably proportionate amount of the Liquidation Payment with respect to each outstanding share of Series C Preferred Stock.

              (c)     For the purposes of this Section 3,
            neither the consolidation or merger of the Corporation into or with any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding up of the Corporation, unless such transaction shall be in connection with the liquidation, dissolution or winding up of the Corporation.

            4.   Redemption

              (a)     Mandatory Redemption.

                 (i) Except as may be prohibited by Section 5, on September 30, 2002, the Corporation shall redeem all of the outstanding shares of Series C Preferred Stock at a redemption price of (A) one hundred thousand dollars ($100,000) per share (payable in cash or other consideration as the Corporation and holders of a majority of the Series C Preferred Stock may agree), plus (B) an amount equal to Accrued Dividends (defined in Section 2(c)(i)) to the date of payment (the "Redemption Price") (each such date being herein sometimes referred to as the "Mandatory Redemption Date")

                 (ii) On and after the Mandatory Redemption Date
              (unless default shall be made by the Corporation in depositing moneys for the payment of the Redemption Price as hereinafter provided), all rights of the holders of shares of Series C Preferred Stock as stockholders of the Corporation with respect to those shares of Series C Preferred Stock to be redeemed, except the right to receive the Redemption Price as hereinafter provided, shall cease and terminate.

                 (iii) The Corporation shall provide moneys for the payment of the Redemption Price by depositing on the Mandatory Redemption Date the amount thereof for the account of the holders of record of the Series C Preferred Stock entitled thereto with Bank of America Illinois, or such other bank or trust company doing business in the City of Chicago, as may be designated by (A) the holders of not less than a majority of the outstanding shares of Series
              C Preferred Stock, and, failing said designation,
              (B) the Corporation, as paying agent for the benefit of such holders. The holders of the shares of Series C Preferred Stock redeemed shall surrender to the Corporation the certificates for the shares of Series C Preferred Stock so redeemed. Upon notification by such designated bank or trust company to the holders of the Series C Preferred Stock that such moneys representing the Redemption Price have been deposited by the Corporation, the shares designated for redemption shall no longer be outstanding, whether or not the certificates for the shares so redeemed have been received by the Corporation on the date of such notification and all rights relating thereto shall cease and terminate.

              (b)  Optional Redemption.

                 (i)   So long as any shares of Series C
              Preferred Stock are outstanding, except as may be prohibited by Section 5, the Corporation may, at the option of the Board of Directors, at any time or from time to time after the Issuance Date, redeem the whole or any part of such Series C Preferred Stock. Any redemption pursuant to this
              Section 4(b)(i) shall be at the Redemption Price. If less than all the shares of Series C Preferred Stock at any time outstanding shall be called for redemption, the redemption shall be made pro rata with respect to such shares and in such manner as may be prescribed by resolution of the Board of Directors. The date of each such redemption is herein sometimes referred to as an "Optional Redemption Date".

                 (ii)  Notice of every redemption pursuant to
              this Section 4(b) shall be sent by first-class mail, postage prepaid, to the holders of record of the shares of Series C Preferred Stock so to be redeemed at their respective addresses as the same shall appear on the books of the Corporation. Such notice shall be mailed not less than ten (10) business days in advance of the Optional Redemption Date to the holders of record of the shares of Series C Preferred Stock so to be redeemed. On and after the Optional Redemption Date, unless default shall be made by the Corporation in providing moneys to the bank or trust company for the account of the holders of record of the Series C Preferred Stock as provided in Section 4(a)(iii) for the payment of the Redemption Price, all rights of the holders of Series C Preferred Stock as stockholders of the Corporation with respect to those shares of Series C Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate whether or not the certificates for the shares so redeemed have been received by the Corporation as provided in Section 4(a)(iii). In this Section 4(b)(ii), a business day refers to any day, except a Saturday, Sunday or any day on which banks in the City of Chicago are authorized or required by law to close.

              (c) Each fractional share of the Series C Preferred Stock outstanding shall be entitled to a ratably proportionate fraction of the Redemption Price payable in respect of each outstanding full share of the Series C Preferred Stock pursuant to this Section 4, and such fraction of the price shall be payable in the same manner and at such times as provided for in this Section 4 with respect to redemptions of each outstanding full share of the Series C Preferred Stock.

              (d) The foregoing provisions of this Section 4 to the contrary notwithstanding but without limitation of the Corporation's obligations to make mandatory redemptions as required by Section 4(a), unless the Accrued Dividends on all outstanding shares of Series C Preferred Stock shall have been paid in cash or contemporaneously are declared and paid through the date of a proposed optional redemption, none of the shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed and the Corporation shall not purchase by optional redemption or otherwise acquire any shares of Series C Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

              (e) If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors in accordance with the provisions of this Certificate of Designation, and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors.

            5. Restriction on Payments. Anything contained in this Article to the contrary notwithstanding, no cash dividends or dividends paid by transfer of any other property on shares of the Series C Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation, no distribution in respect of the Series C Preferred Stock shall be paid or set apart for payment by the Corporation, and no payment shall be made by the Corporation with respect to any redemption of Series C Preferred Stock (such payments, distributions and settings aside being herein sometimes referred to collectively as "Distributions") at any time when the terms and provisions of any agreement to which the Corporation or any other member of the "Ward Group" (defined in Section C.1 of Article FOURTH of the Certificate of Incorporation) is a party relating to indebtedness for money borrowed specifically prohibits or limits such Distribution (and such Distribution exceeds said limits), or such Distribution would constitute a breach, default or event of default thereunder.

            6. Voting Rights. Except as expressly provided in the Certificate of Incorporation, this Certificate of Designation or as required by law (in relation to which the holders of shares of Series C Preferred Stock shall be treated as a class), the holders of shares of Series C Preferred Stock shall not have voting rights and at every meeting of the stockholders of the Corporation, or by written consent in lieu of any such meeting, all voting power in the election of directors and/or for all other purposes shall be vested exclusively in the holders of shares of Common Stock. Without limitation of the next preceding sentence and without implication that the contrary would otherwise be true, no consent of the holders of Series C Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation of any class of stock of the Corporation junior in right as to dividends and upon liquidation to the Series C Preferred Stock, or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof.

            7. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect the holders thereof adversely (including, without limitation, providing for the creation of any new class of capital stock senior to, or on a parity with, the Series C Preferred Stock as to dividend, redemption rights or on liquidation) without the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting together as a single class. The Board of Directors reserves the right to act by resolution from time to time to decrease the number of shares which constitute Series C Preferred Stock (but not below the number of shares thereof outstanding).

       IN WITNESS WHEREOF, MONTGOMERY WARD HOLDING CORP. has caused this certificate to be signed by Roger V. Goddu, its Chief Executive Officer, and attested by Spencer H. Heine, its Secretary, this day of _____________, 1997.


                           MONTGOMERY WARD HOLDING CORP.



                           By:_________________________
                                  Roger V. Goddu
                              Chief Executive Officer



(CORPORATE SEAL)



ATTEST:


By:_______________________
     Spencer H. Heine
        Secretary

                         ANNEX C

        AMENDMENT NO. 2 TO THE AMENDED AND RESTATED

  MONTGOMERY WARD & CO., INCORPORATED STOCK OWNERSHIP PLAN


       This Amendment No. 2 to the amended and restated
Montgomery Ward & Co., Incorporated Stock Ownership Plan (the "Plan") is made as of the _____ day of _______________, 1997.

       WHEREAS, MONTGOMERY HOLDING CORP., a Delaware corporation,
(the "Company") has previously amended and restated the Plan; and

       WHEREAS, pursuant to Section 16 of the Plan the Company has reserved the right to amend the Plan; and

       WHEREAS, the Company desires to amend the Plan.

       NOW, THEREFORE, the Plan is hereby amended in the following manner:

       1. The first sentence of Section 7 is deleted in its entirety and the following is inserted in lieu thereof: "The total number of Shares allocated to this Program and available to designated Participants under this Program is One Million (1,000,000) Series 1 Shares, Five Million Four Hundred Twelve Thousand (5,412,000) Series 2 Shares and Twelve Million (12,000,000) Series 3 Shares, except as such numbers of Shares shall be adjusted in accordance with the provisions of Section 11."

       2. The second sentence of Section 7 is deleted in its entirety and the following is inserted in lieu thereof: "The maximum number of Shares available to any Participant under this Program for Awards, Purchase Rights and Options is four million (4,000,000)
Shares, except as such number of Shares shall be adjusted in accordance with the provisions of Section 11."

               MONTGOMERY WARD HOLDING CORP.
                 One Montgomery Ward Plaza
                  Chicago, Illinois 60671

  Proxy for Annual Meeting of Stockholders on May 29, 1997

  This Proxy is solicited on behalf of the Board of Directors

    Roger V. Goddu and Spencer H. Heine, or either of them, with full power of substitution, are hereby authorized to vote the shares of Common Stock of Montgomery Ward Holding Corp. which the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders to be held at the corporate offices of Montgomery Ward Holding Corp., One Montgomery Ward Plaza, Chicago, Illinois 60671 on Thursday, May 29, 1997 at 9:00 a.m., and at all adjournments thereof as indicated on this card for the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

       Unless otherwise instructed, this proxy will be voted FOR the nominees listed in Proposal 1 and for approval of the matters set forth in Proposals 2, 3, 4, 5, 6, 7, 8 and 9.

Please mark, sign and mail this proxy promptly in the enclosed envelope.

1.     Election of Director Nominees:

       Messrs. Goddu, Donoho, Brennan, Pohlmann, Lieberman,
Cathcart, Porter, Nayden, Wendt and Stewart.

       FOR nominees  WITHHELD from nominees   FOR, except
                                              vote  WITHHELD
                                              from the following
                                              nominee(s):




2. Approval of the amendment to the Certificate of Incorporation of Montgomery Ward Holding Corp.:

       FOR approval    AGAINST approval         ABSTAIN

3.     Approval of the amendments to the Montgomery Ward & Co.,
       Incorporated Stock Ownership Plan:

        FOR approval   AGAINST approval         ABSTAIN

4.     Approval of options granted to Roger V. Goddu:

        FOR approval   AGAINST approval         ABSTAIN

5.     Approval of options granted to Burnett W. Donoho:

        FOR approval   AGAINST approval         ABSTAIN

6.     Approval of options granted to Thomas Grimes:

        FOR approval   AGAINST approval         ABSTAIN

7.     Approval of options granted to Spencer H. Heine:

        FOR approval   AGAINST approval         ABSTAIN

8.     Approval of options granted to Karl S. Taylor:

        FOR approval   AGAINST approval         ABSTAIN

9.     Approval of options granted to Kevin Freeman:

        FOR approval   AGAINST approval         ABSTAIN




            Signature:_______________________

            Capacity/Title:__________________

            Date:____________________________


Sign the exact name of the shareholder as it appears on your certificate(s). If acting as administrator, trustee or in representative capacity, sign name and title.